                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                        AETNA LIFE AND CASUALTY COMPANY
                (Name of Registrant as Specified in Its Charter)

                        AETNA LIFE AND CASUALTY COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
    /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
    / / $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
    / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
    (3) Filing party:

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    (4) Date filed:

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

1994 AETNA PROXY STATEMENT
NOTICE OF ANNUAL MEETING

                                                                          [LOGO]

TABLE OF CONTENTS

            2   General Information
    I.      2   Election of Directors
            3   Nominees for Directorships
            9   Compensation and Other
                  Information Regarding
                  Directors
           10   Certain Transactions and
                  Relationships
           10   Committees of the Board
           12   Security Ownership of Certain
                  Beneficial Owners,
                  Directors, Nominees and
                  Executive Officers
           15   Executive Compensation
           15   Summary Compensation Table
           17   Stock Option Grants Table
           18   Stock Option Exercises and
                  December 31, 1993 Stock
                  Option Value Table
           19   Pension Plan
           19   Other Agreements
           20   Report of the Committee on
                  Compensation and
                  Organization
           23   Corporate Performance Graph
   II.     24   Appointment of Auditors
  III.     24   Proposal to Approve the 1994
                  Stock Incentive Plan
   IV.     30   Proposal to Approve the 1994
                  Non-Employee Director
                  Deferred Stock Plan
           32   Other Information and 1995
                  Shareholder Proposals
           32   Annual Report
          A-1   Exhibit A -- Aetna Life and
                  Casualty Company 1994 Stock
                  Incentive Plan
          B-1   Exhibit B -- Aetna Life and
                  Casualty Company 1994
                  Non-Employee Director
                  Deferred Stock Plan

[Logo]                   AETNA LIFE AND CASUALTY          RONALD E. COMPTON
                         COMPANY                          Chairman
                         151 Farmington Avenue
                         Hartford, Connecticut 06156

To Our Shareholders:

The 1994 Annual Meeting of Shareholders will be held on Friday, April 29, 1994 at 10:30 a.m. at our Corporate Headquarters in Hartford, Connecticut, and I hope you will attend.

The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to specific agenda items, we will discuss generally the operations of Aetna. We welcome any questions you have concerning Aetna and will provide time during the meeting for questions from shareholders.

If you are unable to attend the Annual Meeting, it is still important that your shares be represented. Please sign and date the enclosed Proxy Card and return it as soon as possible in the envelope provided.

/s/ RONALD E. COMPTON

Ronald E. Compton
Chairman
March 18, 1994

[Logo]                   AETNA LIFE AND CASUALTY          JEAN M. WAGGETT
                         COMPANY                          Vice President and
                         151 Farmington Avenue            Corporate
                         Hartford, Connecticut 06156      Secretary

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Aetna Life and Casualty Company will be held at the Corporate Headquarters of the Company, 151 Farmington Avenue, Hartford, Connecticut, on Friday, April 29, 1994 at 10:30 a.m. for the following purposes:

1. To elect a Board of Directors for the coming year;

2. To approve the appointment of KPMG Peat Marwick as independent auditors for the current calendar year;

3. To act on a proposal to approve the 1994 Stock Incentive Plan;

4. To act on a proposal to approve the 1994 Non-Employee Director Deferred Stock Plan; and

5. To transact any other business that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 25, 1994 as the record date for determination of the shareholders entitled to vote at the meeting or any adjournment thereof.

It is important that your shares be represented at the meeting. Please sign, date and return the enclosed Proxy Card as soon as possible in the envelope provided. Shareholders who attend the meeting may revoke their proxies and vote in person.

By order of the Board of Directors,

/s/ JEAN M. WAGGETT

Jean M. Waggett
Vice President and Corporate Secretary

March 18, 1994

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Aetna Life and Casualty Company (the Company) for the Annual Meeting of Shareholders to be held at the Company's Corporate Headquarters on April 29, 1994. The Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about March 18, 1994. The term "Aetna Life & Casualty" refers collectively to the Company and three of its principal subsidiaries, Aetna Life Insurance Company, The Aetna Casualty and Surety Company and The Standard Fire Insurance Company.

     Shareholders of record of the Company's Common Capital Stock without par value (Common Stock) at the close of business on February 25, 1994 will be entitled to vote at the meeting. On that date, 112,496,019 shares of Common Stock were outstanding. Each such share is entitled to one vote.

     At this time, the Directors are not aware of any matters that may be properly presented for consideration at the Annual Meeting, other than those outlined in the Notice of the meeting. If other matters are properly presented for consideration, the persons named on the Proxy will vote on those matters according to their best judgment.

     The giving of a Proxy does not affect a shareholder's right to vote in person at the meeting since the Proxy may be revoked at any time before it is voted. A properly executed Proxy that is not revoked will be voted according to the instructions on the Proxy. If no instruction is given for any matter to be voted upon, the shares represented by the Proxy will be voted on that matter in the manner described on the following pages.

     Any full shares held for you under the Company's Dividend Reinvestment and Stock Purchase Plan have been included in the shares shown on the enclosed Proxy. Fractional interests in shares cannot be voted under Connecticut law.

     Votes are counted by tellers of the Company's Transfer Agent. These tellers will canvass the shareholders present in person at the Annual Meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker nonvotes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker nonvotes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

I. ELECTION OF DIRECTORS

Nominations will be made at the Annual Meeting for 11 directorships. However, in the event any Nominee becomes unavailable for election, the Board of Directors will reduce the number of directorships prior to the meeting. The terms of office for all elected Directors will run until the next Annual Meeting and until their successors are duly elected and qualified. Unless directed to the contrary, the shares represented by the enclosed Proxy will be voted FOR the election of the 11 Nominees listed on the following pages (the Nominees). With the exception of Earl G. Graves and Gerald Greenwald, each Nominee was elected by the shareholders at the 1993 Annual Meeting. If the number of directorships is reduced as provided above, the shares represented by the enclosed Proxy will be voted for the election of the remaining Nominees.

     To be elected a Director, a Nominee must receive the affirmative vote of a majority of the shares represented at the meeting which are entitled to vote. Of the Nominees who receive such votes, the 11 individuals (or lesser number equal to the number of remaining directorships if the Board has decreased the number of directorships as provided above) receiving the greatest number of votes will be elected Directors.

     All Nominees are currently Directors of the Company and, except for Mr. Donahue, also are Directors of Aetna Life Insurance Company, The Aetna Casualty and Surety Company and The Standard Fire Insurance Company (wholly-owned subsidiaries of the Company).

     The following pages list the names and ages of the Nominees as of the date of the Annual Meeting, the year each first became a Director of the Company, the principal occupation and principal business directorships of each as of February 25, 1994, a brief description of the business experience of each for at least the last five years, and the Board Committees of which such Nominee is a member.

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NOMINEES FOR DIRECTORSHIPS

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WALLACE BARNES, 68
(Director since 1971)

Mr. Barnes is Chairman of the Board of Barnes Group Inc. (manufacturer of precision springs and aerospace components, and distributor of repair and maintenance consumables). He retired as Chairman and Chief Executive Officer of Barnes Group in 1991, having held various senior executive positions with that company since 1960. Mr. Barnes also is Chairman of the Board of Tradewind Turbines, Inc. (modifier and converter of aircraft to turbine power and used aircraft dealer), and a director of Loctite Corporation (specialty chemicals), Rogers Corporation (polymer chemistry and process technology for engineering materials and components) and Rohr, Inc. (aircraft parts and equipment). Mr. Barnes is Chairman of the Committee on Corporate Public Involvement and a member of the Committee on Compensation and Organization and the Executive Committee.

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RONALD E. COMPTON, 61
(Director since 1988)

Mr. Compton is Chairman, President and chief executive officer of Aetna Life & Casualty. Since joining Aetna in 1954, Mr. Compton has held various positions of increasing responsibility. He served as Senior Vice President from March 1987 to November 1987 when he was named Executive Vice President. Mr. Compton became President on July 1, 1988 and assumed the additional position of Chairman and chief executive officer on March 1, 1992. Mr. Compton is Chairman of the Executive Committee, the Finance Committee and the Investment Committee, and a member of the Committee on Corporate Public Involvement.

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JOHN F. DONAHUE, 69
(Director since 1987)

Mr. Donahue is Chairman and Chief Executive Officer and a Trustee of Federated Investors (markets, administers and advises investment companies). He also is a director, trustee or managing general partner and chief executive officer of the investment companies advised or marketed by Federated's subsidiaries or affiliates. Federated Investors, Inc., which Mr. Donahue co-founded in 1955, was acquired by the Company in 1982 and was sold in 1989 to a new company (Federated Investors) operated and primarily owned by members of Federated management and in which the Company owns preferred stock convertible into approximately 26.5% (dilutive to 24.5%) of Federated's common stock. Mr. Donahue is a member of the Committee on Directors and the Investment Committee.

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WILLIAM H. DONALDSON, 62
(Director since 1977)

Mr. Donaldson is Chairman and Chief Executive Officer and a director of the New York Stock Exchange, Inc. From 1980 through 1990, he was Chairman and Chief Executive Officer of Donaldson Enterprises Incorporated (private investing firm). Mr. Donaldson is a director of Honeywell Inc. (electronic automation and control systems) and Philip Morris Companies Inc. (consumer products). A former Dean of the Yale Graduate School of Management, he also served as U.S. Under Secretary of State and Counsel to the Vice President of the United States. Mr. Donaldson is a co-founder and former chief executive of the investment banking firm of Donaldson, Lufkin & Jenrette, Inc. and the investment management firm, Alliance Capital Management Corp. Mr. Donaldson is Chairman of the Committee on Directors and a member of the Executive Committee, the Finance Committee and the Investment Committee.

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

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BARBARA HACKMAN FRANKLIN, 54
(Director from 1979 to 1992, and since 1993)

Miss Franklin served as U.S. Secretary of Commerce from 1992 to 1993. Before her appointment, she was President and Chief Executive Officer of Franklin Associates (Washington-based management consultants), a firm she founded in 1985. Miss Franklin had also served: four terms on the Advisory Committee for Trade Policy and Negotiations; as Alternate Representative to the 44th Session of the United Nations General Assembly; as a public member of the Board of the American Institute of Certified Public Accountants and the Board of the Auditing Standards Board Planning Committee; and as an advisor to the Comptroller General of the United States. From 1979 to 1989, she was Senior Fellow of The Wharton School of the University of Pennsylvania and, from 1980 to 1988, was the Director of the Wharton Government and Business Program. Miss Franklin also is a director of AMP Incorporated (electrical and electronic connection devices) and The Dow Chemical Company (chemicals and chemical products). Miss Franklin is Chairman of the Audit Committee and a member of the Committee on Directors and the Finance Committee.

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EARL G. GRAVES, 59
(Director since 1994)

Mr. Graves is Chairman and Chief Executive Officer of Earl G. Graves, Ltd. (publishing and related business communications activities), which he founded in 1970, and is the Publisher of Black Enterprise magazine. Additionally, Mr. Graves serves as Chairman and Chief Executive Officer of Pepsi-Cola of Washington, D.C., L.P. (a PepsiCo bottling franchise). Mr. Graves also is a director of Chrysler Corporation (automotive manufacturer) and Rohm and Haas Corporation (specialty chemicals and plastics), and is a trustee of Howard University and the American Museum of Natural History and Planetarium. Mr. Graves currently serves as the Vice President-Relationships/Marketing and is on the Executive Board of the National Office of the Boy Scouts of America. Mr. Graves is a member of the Audit Committee, the Committee on Corporate Public Involvement and the Investment Committee.

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

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GERALD GREENWALD, 58
(Director since 1993)

In May 1993, Mr. Greenwald became Chairman and Managing Director of Tatra (producer of trucks in the Czech Republic). He also is a principal in Greenwald & Freeman (private investing firm), co-founded by Mr. Greenwald in 1993. From 1979 to 1990, Mr. Greenwald held various executive positions with Chrysler Corporation (automotive manufacturer), serving as Vice Chairman of the Board from 1988 to May 1990 and as Chairman of Chrysler Motors from 1985 to 1988. In 1990, Mr. Greenwald served as Chief Executive Officer of the United Employee Acquisition Corporation (a company representing employees of United Airlines
(UAL) and formed to purchase UAL). From 1991 to 1992, he was a Managing Director of Dillon, Read & Co. (investment banking) and, from 1992 to 1993, he was President and Deputy Chief Executive Officer of Olympia & York Developments Ltd. (Canadian real estate company). Mr. Greenwald also is a director of Honeywell Inc. (electronic automation and control systems) and Reynolds Metals Company (aluminum and consumer products), and is a Trustee of Princeton University. Mr. Greenwald is a member of the Audit Committee.

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MICHAEL H. JORDAN, 57
(Director since 1992)

In June 1993, Mr. Jordan became Chairman and Chief Executive Officer of Westinghouse Electric Corporation (diversified global technology-based corporation). Prior to joining Westinghouse, Mr. Jordan was a principal in Clayton, Dubilier & Rice, Inc. (private investing firm) from 1992 to 1993. Mr. Jordan held various positions with PepsiCo, Inc. (beverages, snack foods and restaurants) from 1974 to 1992, retiring as Chairman and Chief Executive Officer of the PepsiCo International Foods and Beverages Division in July 1992. Mr. Jordan also is a director of Dell Computer Corporation (personal computers and related services), Melville Corporation (specialty retailer), Rhone-Poulenc Rorer Inc. (pharmaceuticals) and The Van Kampen Merritt Companies, Inc. (financial and investment advisory services). Mr. Jordan is a member of the Audit Committee, the Committee on Directors and the Finance Committee.

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

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JACK D. KUEHLER, 61
(Director since 1990)

Mr. Kuehler retired in August 1993 as Vice Chairman and a director of International Business Machines Corporation (information-handling systems, equipment and services), having held various positions with IBM since joining that company in 1958. Prior to his appointment as Vice Chairman of IBM in January 1993, Mr. Kuehler served as President from 1989 to 1993, as Vice Chairman from 1988 to 1989 and as Executive Vice President from 1987 to 1988. Mr. Kuehler also is a director of Olin Corporation (chemical, metal and defense-related products) and Taligent, Inc. (computer software products), and is a member of the National Academy of Engineering, a Fellow of the Institute of Electrical and Electronics Engineers, Inc. and a Fellow of the American Academy of Arts and Sciences. Mr. Kuehler is a member of the Committee on Compensation and Organization, the Committee on Directors and the Investment Committee.

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FRANK R. O'kEEFE, JR., 64
(Director since 1989)

Mr. O'Keefe is currently an independent business consultant. From 1988 to 1990, he was President of Long Wharf Capital Partners, Inc. (business investments). Mr. O'Keefe retired in 1988 as Chairman, President and Chief Executive Officer of Armtek Corporation (producer of automotive materials, components and systems), having held that position since 1986. Prior to that, he served as President and Chief Operating Officer of Armstrong Rubber Company from 1980 to 1986. Mr. O'Keefe also is a director of Echlin, Inc. (automotive replacement parts and equipment), Southern New England Telecommunications Corporation and The United Illuminating Company. Mr. O'Keefe is Chairman of the Committee on Compensation and Organization and a member of the Audit Committee and the Committee on Corporate Public Involvement.

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DAVID M. RODERICK, 69
(Director since 1975)

Mr. Roderick retired in 1989 as Chairman and Chief Executive Officer of USX Corporation (producer of steel, chemicals, oil and other products), having held various positions with that company since 1959. He continues to serve as a director of USX Corporation and also is a director of Kelso & Company, Inc. (private investing firm), Pittsburgh Associates-Pittsburgh Baseball Club and The Procter & Gamble Company (household and industrial products), and is a general director of Texas Instruments, Incorporated (semiconductors, defense electronic systems and other electronic products). Mr. Roderick is a member of the Committee on Compensation and Organization, the Executive Committee and the Finance Committee.

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

COMPENSATION AND OTHER INFORMATION
REGARDING DIRECTORS

The Company pays a retainer fee of $25,000 a year to outside Directors for Board membership. The Company also pays retainers to such Directors for Committee membership on each of the following Committees: $4,000 for the Audit, Executive, Finance, Investment, and Compensation and Organization Committees ($7,000 in the case of the chairpersons of the Audit and Compensation and Organization Committees); and $3,000 for the Committee on Corporate Public Involvement and the Committee on Directors ($5,000 in the case of the chairpersons of such Committees). In addition, the Company pays $1,000 to outside Directors for attendance at each Board or Committee meeting. Mr. Compton receives no additional compensation for membership on the Board or any of its Committees.

     In 1990, the Company adopted the Non-Employee Director Deferred Stock Plan pursuant to which outside Directors, upon their election to the Board, receive a one-time grant of units convertible upon retirement from Board service into 1,500 shares of Common Stock. The right to receive such shares is conditioned upon the Director completing three years of Board service after the grant. If, however, service is sooner terminated by reason of death, disability or acceptance of a position in government service, the Director is generally entitled to receive the full grant. If a Director terminates Board service prior to three years for any other reason, the Director will generally be entitled to receive a prorated award. Although Directors receive dividend equivalents, they have no voting rights with respect to the shares that are subject to the grant. The units granted are not transferable. This plan will be replaced by the 1994 Non-Employee Director Deferred Stock Plan, if that plan is approved by shareholders (see pages 30 to 31).

     Under the optional Directors' Deferred Compensation Plan, outside Directors may defer payment of some or all of their retainer and attendance fees, including dividend equivalents received under the Non-Employee Director Deferred Stock Plan, until after they have resigned or retired (as defined in each Plan) from the Board. During the period of deferral, income on deferred amounts accrues under a formula equal to the rate of interest paid from time to time under the Company's Incentive Savings Plan (ISP) for employees (currently yielding 6.75% a year).

     The Company provides $150,000 of group life insurance for its outside Directors. Optional medical and long-term care coverage for outside Directors and their eligible dependents also is provided to such Directors at a cost similar to that charged to Company employees.

     The Company provides a nonqualified, unfunded pension plan for outside Directors, which is administered by the Committee on Directors. Under the plan, outside Directors who retire at age 60 or above with at least five years of service receive an annual retirement benefit equal to the annual Board retainer (currently $25,000) in effect at the time of the Director's retirement payable for life or, on an actuarially reduced basis, for the joint lives of the Director and the Director's spouse. Reduced retirement benefits are payable to outside Directors with at least five years of service who retire between age 50 and age 60. At the discretion of the Committee on Directors, full retirement benefits may be provided to an outside Director with at least five years of service who resigns because of a disability and who is not otherwise entitled to such benefits. Following retirement, benefits are subject to cost-of-living adjustments of not more than 3% per year, but cannot be reduced below the amount payable at the time of the Director's retirement. The Committee on Directors has the discretion to adapt the plan's eligibility requirements and benefits to meet any special circumstances.

     In 1993, the Board held 12 meetings. Each incumbent Director attended 75% or more of the aggregate meetings of the Board and the Committees on which he or she served, except for Mr. Jordan who attended 72% of such meetings and Mr. Greenwald who became a Director in September 1993.

     The Company's Directors, executive officers and significant shareholders are required to file certain reports concerning their beneficial ownership of the Company's Common Stock with the Securities and Exchange Commission (SEC). A report concerning one transaction relating to shares of Common Stock (the beneficial ownership of which Mr. Donahue disclaims) held by a family member residing in the same household as

Mr. Donahue was not timely filed. A corrective filing was made.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

In the ordinary course of their investment operations, the Company and its subsidiaries (the Companies) acquire, dispose of or continue to hold debt or rely on the credit of other corporations (or their subsidiaries). Since January 1, 1993, such other corporations include International Business Machines Corporation, of which Mr. Kuehler was an executive officer in 1993, and Westinghouse Electric Corporation, of which Mr. Jordan was an executive officer in 1993.

     In the ordinary course of its operations, The Aetna Casualty and Surety Company provided a surety bond in connection with the 1986 refinancing of property owned by Oxford Development Company/Grant Street (Oxford Development). Mr. Donahue and members of his family acquired in 1983 a limited partnership interest in a partnership which in turn has an indirect beneficial interest in Oxford Development. Neither Mr. Donahue nor members of his family were involved in obtaining, or negotiating the terms of, the surety bond.

     In all of the above cases the Board believes the transactions were made on terms as favorable to the Companies as if made with any other person. It is anticipated that the Companies will continue to engage in similar transactions. Information has not been provided with respect to relationships and transactions occurring during the period when an executive officer or Director of the Company did not hold any such position.

     Mr. Barnes, who became a Director of the Company in 1971, and Miss Franklin, who first became a Director of the Company in 1979, were married in 1986.

COMMITTEES OF THE BOARD

The functions and responsibilities of the Committees of the Board are described below.

     - Audit Committee. Composed entirely of outside Directors, this Committee met four times in 1993. The Committee recommends the independent auditors that the full Board nominates for shareholder approval at the Annual Meeting, reviews with the auditors the scope and results of the audit, reviews the Company's financial statements and other financial disclosures, and monitors developments in accounting principles and methods used in presenting financial results. The Committee also consults with internal audit staff and discusses with management the internal audit function, internal accounting control procedures and other internal compliance programs. Miss Franklin (Chairman) and Messrs. Graves, Greenwald, Jordan and O'Keefe are members of this Committee.

     - Committee on Compensation and Organization. Composed entirely of outside Directors, this Committee met 11 times in 1993. The Committee administers the Company's Stock Option, 1986 Management Incentive and Performance Unit Plans, and reviews and makes recommendations to the Board with respect to the compensation of certain senior executives. The Committee also reviews the Company's overall compensation policy and makes recommendations with respect thereto. Periodically, the Committee reviews senior management succession plans and related matters. Messrs. O'Keefe (Chairman), Barnes, Kuehler and Roderick are members of this Committee.

     - Committee on Corporate Public Involvement. This Committee met four times in 1993. The Committee periodically reviews the manner in which the Company meets its business responsibilities to employees, shareholders, customers, agents and the public. It also reviews and recommends to the Board the Company's annual philanthropic program. Messrs. Barnes (Chairman), Compton, Graves and O'Keefe are members of this Committee.

     - Committee on Directors. Composed entirely of outside Directors, this Committee met six times in 1993. The Committee reviews all candidates for membership on the Board and the Board Committees. It makes recommendations to the full Board on Director nominees, on the structure and function of Board Committees, and on Director compensation and retirement policy. It also reviews conflicts of interest that may affect Directors, as well as questions of corporate governance referred to it by the Board or the Company's Chairman.

     In recommending Director nominees to the Board, this Committee solicits candidate recommendations from its own members, other Directors of the Company and management. Although the Committee does not specifically solicit suggestions for possible candidates from shareholders, the Committee will consider candidates meeting the criteria described below. (Suggestions, to-

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

gether with a description of the proposed nominee's qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve, should be sent to the Committee Chairman, in care of the Corporate Secretary, Aetna Life and Casualty Company, 151 Farmington Avenue, Hartford, Connecticut 06156.)

     Candidates are selected on the basis of several guidelines designed to determine the applicability of the candidate's experience to the business of the Company and its affiliates, the absence of conflicts of interest, and the ability of the candidate to attend meetings regularly and devote an appropriate amount of time in preparation for those meetings. Messrs. Donaldson (Chairman) and Donahue, Miss Franklin, and Messrs. Jordan and Kuehler are members of this Committee.

     - Executive Committee. This Committee met five times in 1993. The Committee reviews quarterly and annual public announcements on earnings and financial results. Additionally, the Committee is authorized to act on behalf of the full Board between regular Board meetings, usually when timing is critical. Messrs. Compton (Chairman), Barnes, Donaldson and Roderick are members of this Committee.

     - Finance Committee. This Committee was established in November 1993 and held its first meeting in February 1994. The Committee will consider from time to time, and make any appropriate recommendations to the Board concerning, matters of corporate finance. Messrs. Compton (Chairman) and Donaldson, Miss Franklin, and Messrs. Jordan and Roderick are members of this Committee.

     - Investment Committee. This Committee, formerly named the Finance Committee, met seven times in 1993. The Committee oversees the management of Aetna Life & Casualty's investment program and grants authority to Company personnel with respect to day-to-day management of its investment portfolios. The senior management of Aetna Life & Casualty's investment operations presents to the Committee current investment strategy and all investment transactions, and the Committee additionally authorizes major or unusual investments. Messrs. Compton (Chairman), Donahue, Donaldson, Graves and Kuehler are members of this Committee.

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

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table presents, as of December 31, 1993, the names of persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of its Common Stock.

- --------------------------------------------------------------------------------

                                                  AMOUNT AND NATURE
               NAME AND ADDRESS OF                  OF BENEFICIAL
                BENEFICIAL OWNER                      OWNERSHIP            PERCENT OF CLASS
- ---------------------------------------------------------------------------------------------
Sanford C. Bernstein & Co., Inc.                 7,549,415 shares(1)             6.7%
One State Street Plaza
New York, New York 10004
Wellington Management Company                    7,018,089 shares(2)             6.3%
75 State Street
Boston, Massachusetts 02109
Mellon Bank Corporation                          6,411,000 shares(3)             5.7%
One Mellon Bank Center
Pittsburgh, Pennsylvania 15258
Shawmut Bank Connecticut, N.A.                   5,996,806 shares(4)             5.3%
777 Main Street
Hartford, Connecticut 06103
(Trustee of the Company's
Incentive Savings Plan)
- ---------------------------------------------------------------------------------------------

The information set forth above and in the related notes has been furnished by the respective persons.
(1) Sanford C. Bernstein & Co., Inc. reports that it has no voting power with respect to 3,377,360 shares.
(2) Wellington Management Company reports that it shares investment power and has no voting power with respect to these shares. Of these shares, 6,706,486 shares were held by Wellington Management Company as an investment adviser for the Windsor Fund series of The Windsor Funds, Inc., a mutual fund, which reports that it exercises sole voting power and shares investment power with respect to all such shares.
(3) Held by Mellon Bank Corporation and its subsidiaries (Mellon) as to which holdings Mellon reports that it shares voting power with respect to 222,000 shares, has no voting power with respect to 1,917,000 shares, and shares investment power with respect to 1,590,000 shares.
(4) Represents shares held in the common stock account of the Company's ISP. Shawmut Bank Connecticut, N.A., as Trustee, has agreed to vote all shares held by it in accordance with the instructions received from ISP participants. Shares as to which no directions are received are voted by the Trustee in the same percentage as the shares as to which directions have been received.

The following table presents, as of March 2, 1994, the beneficial ownership of, and other interests in, shares of Common Stock of each current Director, each Nominee, each executive officer named in the Summary Compensation Table on page 15, and Directors and executive officers of the Company, as a group.

  ------------------------------------------------------------------------------------------------------------------
                                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                     SHARES BENEFICIALLY             SHARES
                                      OWNED, EXCLUDING             ACQUIRABLE
                                      SHARES ACQUIRABLE           UPON EXERCISE        TOTAL SHARES          OTHER
        NAME OF BENEFICIAL            UPON EXERCISE OF             OF CERTAIN          BENEFICIALLY       INTERESTS IN
        OWNER AND POSITION             CERTAIN OPTIONS             OPTIONS(1)             OWNED            SHARES(2)
- -----------------------------------------------------------------------------------------------------------------------
Wallace Barnes                             755 shares                        0          755 shares(3)           1,500
(current Director and Nominee)
Ronald E. Compton                       18,951 shares(4)        130,209 shares      149,160 shares
(current Director, Nominee and
named executive)
John F. Donahue                        237,642 shares                        0      237,642 shares(5)           1,500
(current Director and Nominee)
William H. Donaldson                       750 shares                        0          750 shares(6)           1,500
(current Director and Nominee)
Barbara Hackman Franklin                   511 shares                        0          511 shares(7)           1,500
(current Director and Nominee)
Earl G. Graves                             500 shares                        0          500 shares              1,500
(current Director and Nominee)
Gerald Greenwald                         3,000 shares                        0        3,000 shares(8)           1,500
(current Director and Nominee)
Michael H. Jordan                        3,000 shares                        0        3,000 shares              1,500
(current Director and Nominee)
Jack D. Kuehler                            440 shares                        0          440 shares              1,500
(current Director and Nominee)
Frank R. O'Keefe, Jr.                      850 shares                        0          850 shares(9)           1,500
(current Director and Nominee)
David M. Roderick                        8,000 shares                        0        8,000 shares(10)          1,500
(current Director and Nominee)
Gary G. Benanav                          6,808 shares(11)        48,100 shares       54,908 shares
(named executive)
Daniel P. Kearney                        4,695 shares            37,000 shares       41,695 shares
(named executive)
James W. McLane                          4,471 shares            24,000 shares       28,471 shares
(named executive)
Patrick W. Kenny                         3,521 shares            55,100 shares       58,621 shares
(named executive)
Directors and executive                309,250 shares(12)       395,309 shares      704,559 shares
officers as a group
(22 persons)
- ------------------------------------------------------------------------------------------------------------------

No beneficial owner listed above has beneficial ownership of more than 1% of the outstanding shares of Common Stock of the Company.

Unless otherwise noted in the footnotes on the next page, each person currently has sole voting and investment powers over the shares set forth above. The information set forth above and in the related notes has been furnished by the respective persons.

NOTES TO BENEFICIAL OWNERSHIP TABLE

- --------------------------------------------------------------------------------

 (1) Represents shares which the beneficial owner named above has the right to acquire within 60 days of March 2, 1994 upon exercise of outstanding stock options.

 (2) Each outside Director has been granted units convertible (according to the terms of the 1990 Non-Employee Director Deferred Stock Plan) into 1,500 shares of Common Stock upon retirement from Board service, subject to certain conditions (see page 9).

 (3) Excludes 511 shares held by his spouse, Miss Franklin, as to which Mr. Barnes disclaims beneficial ownership.

 (4) Includes 6,606 shares held jointly with his spouse, as to which Mr. Compton shares voting and investment powers.

 (5) Represents shares held by a general partnership of which Mr. Donahue and his spouse are partners, together with three affiliated trusts (of which Mr. Donahue and/or his spouse are also trustees and/or beneficiaries). The shares held by the general partnership are for the joint benefit of Mr. Donahue and his spouse. Excludes 48,375 shares held by a family member residing in the same household, as to which Mr. Donahue disclaims beneficial ownership.

 (6) Excludes 233 shares held by his spouse, as to which Mr. Donaldson disclaims beneficial ownership.

 (7) Excludes 755 shares held by her spouse, Mr. Barnes, as to which Miss Franklin disclaims beneficial ownership.

 (8) Represents shares held by his spouse, as to which Mr. Greenwald has no voting or investment powers.

 (9) Excludes 150 shares held by his spouse, as to which Mr. O'Keefe disclaims beneficial ownership.

(10) Includes 4,000 shares held jointly with his spouse, as to which Mr. Roderick shares voting and investment powers.

(11) Includes 4,326 shares held jointly with his spouse, as to which Mr. Benanav shares voting and investment powers. Excludes 100 shares held by family members residing in the same household, as to which Mr. Benanav disclaims beneficial ownership.

(12) Directors and executive officers as a group have sole voting and investment powers over 39,729 shares of Common Stock, share voting and investment powers with respect to 255,947 shares of Common Stock, and have no voting or investment powers with respect to 3,000 shares of Common Stock. Included in the number of shares shown are 10,574 shares of Common Stock held under the Company's ISP and beneficially owned by executive officers.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth for the periods indicated certain compensation of the Chairman, President and chief executive officer (CEO) and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1993.

SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------

                                                         LONG-TERM COMPENSATION
                                                        AWARDS            PAYOUTS
                                                        -------------------------
                                 ANNUAL COMPENSATION    SECURITIES     LONG-TERM
                                                        UNDERLYING     INCENTIVE         ALL
 NAME AND PRINCIPAL              --------------------     STOCK          PLAN           OTHER
      POSITION          YEAR      SALARY     BONUS(3)    OPTIONS      PAYOUTS(6)    COMPENSATION
- -------------------------------------------------------------------------------------------------
Ronald E. Compton       1993     $775,000    $550,000     33,000      $         0   $68,813(7)(8)
Chairman, President     1992(1)   775,961           0     65,000(4)             0   75,776
  and
chief executive         1991      608,846     170,000     30,000(5)             0
  officer
Gary G. Benanav         1993     $405,769    $275,000     17,000      $         0   $   19,924(7)
Executive Vice          1992      380,289           0      7,300                0   18,340
  President,
Property/Casualty       1991      304,615     125,000      5,800(5)             0
Daniel P. Kearney       1993     $476,442    $300,000     17,000      $         0   $32,885(7)(8)
Executive Vice          1992      485,577           0     12,000                0   29,873
  President,
Investments/Financial   1991      389,423     180,000     40,000(5)             0
  Services
James W. McLane         1993     $424,615    $275,000     17,000      $         0   $   21,000(7)
Executive Vice          1992      418,077           0      7,300                0   18,625
  President,
Health/Group Life       1991(2)
Patrick W. Kenny        1993     $425,000    $230,000     17,000      $         0   $26,540(7)(8)
Group Executive,        1992      424,038           0      7,300                0   22,980
Finance and             1991      329,615     135,000      5,800(5)             0
  Administration
- --------------------------------------------------------------------------------

NOTES TO SUMMARY COMPENSATION TABLE

- --------------------------------------------------------------------------------

(1) Mr. Compton became the Chairman and chief executive officer of the Company on March 1, 1992.

(2) Mr. McLane was not an executive officer of the Company at any time during 1991.

(3) Represents amounts earned under the Company's 1986 Management Incentive Plan
    (MIP) by the named individual in respect of the year indicated. Annual incentive bonuses payable under MIP are intended to reward executive officers for achieving financial and strategic results. The Committee on Compensation and Organization administers MIP and, subject to the approval of the Board, determines the amount of each award to be granted.

(4) 50,000 of these stock options were granted with tandem stock appreciation rights (SARs).

(5) These stock options were granted with tandem SARs.

(6) Represents amounts paid in the year indicated to the named individual under the Company's Performance Unit Plan (PUP). The purpose of PUP is to provide long-term incentive to key executive employees of the Company and certain of its subsidiaries and to reward such employees for superior long-term performance relative to the Company's business objectives and the performance of its insurance company competitors over a period of time, generally four years, referred to as a performance period. The Committee on Compensation and Organization, which administers PUP, designates participants in the plan, establishes the performance period, and approves the performance measures for the Company and the individual participants. Under PUP, the Company is not obligated in advance to pay any amounts at any level of corporate, business unit or individual performance. No shares, units or other rights are awarded at the beginning of a performance period under PUP and, as contrasted with certain other long-term incentive plans of the Company, under PUP specific thresholds or targets have not been established at the beginning of the performance period; rather they have been set after the performance period. The Committee on Compensation and Organization then assesses the performance of the Company and its individual business units relative to the performance of identified insurance company competitors and against the established performance measures, and the performance of the individual participant. Based on this assessment the Committee, subject to the approval of the Board, determines the amount, if any, to be awarded. Individual awards pursuant to PUP cannot exceed 40% of the annualized salary of the participant at the end of the last year of the performance period or, if greater, 40% of the average salary earned by the participant over the performance period. Awards earned, if any, for the 1990-1993 performance period have not yet been determined. If approved by shareholders, the 1994 Stock Incentive Plan will replace PUP (see pages 24 to 30).

(7) Includes $38,523, $19,924, $23,718, $21,000 and $21,126 of matching contributions made by the Company under ISP and the Supplemental ISP for Messrs. Compton, Benanav, Kearney, McLane and Kenny, respectively. The ISP is a profit-sharing thrift plan qualified under the Internal Revenue Code of 1986, as amended (the Code). The Company matches, dollar-for-dollar, amounts deferred by employees under ISP up to 5% of annual salary. Twenty-five percent of the matching contributions made under the ISP on behalf of officers of the Company is automatically invested in Common Stock. The Company has established a Supplemental ISP to provide the deferred and matching benefits which would have been credited to ISP but for limits imposed by the Employee Retirement Income Security Act (ERISA) and the Code. The Supplemental ISP also is used to provide other benefits not otherwise payable under ISP itself, as provided from time to time by the Company's Board.

(8) Includes $30,290, $9,167 and $5,414, representing the actuarially determined value of the benefit to Messrs. Compton, Kearney and Kenny, respectively, of life insurance premiums paid by the Company under split dollar universal life insurance policies. The Company will recover all of its portion of the premiums paid through the cash surrender value upon the earlier of a participant's attainment of age 65 or death.

STOCK OPTION GRANTS TABLE

The following table sets forth certain information concerning stock options granted during 1993 by the Company to the CEO and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1993. The hypothetical grant date present values of stock options granted in 1993 shown below are presented pursuant to SEC rules and are calculated under the modified Black-Scholes Model for pricing options. The gains, if any, realizable upon exercise of stock options will depend upon the market price of the Company's Common Stock at the time the stock option is exercised relative to the exercise price per share of Common Stock of the stock option. The individuals named below will not be able to realize a gain from the stock options granted unless, during the exercise period, the market price of the Company's Common Stock increases above the exercise price of the options. An increase in the market price of the Company's Common Stock would also benefit the other shareholders of the Company.

STOCK OPTION GRANTS IN 1993

 ------------------------------------------------------------------------------------------------------------------
                                         INDIVIDUAL GRANTS(1)
                            NUMBER OF        PERCENT OF
                           SECURITIES        TOTAL STOCK
                           UNDERLYING          OPTIONS
                              STOCK          GRANTED TO         EXERCISE
                             OPTIONS          EMPLOYEES         PRICE PER         EXPIRATION          GRANT DATE
          NAME               GRANTED           IN 1993            SHARE              DATE          PRESENT VALUE(3)
 ------------------------------------------------------------------------------------------------------------------
Ronald E. Compton             33,000(2)        3.2%            $46.75             March 25, 2003       $249,098
Gary G. Benanav               17,000(2)        1.6              46.75             March 25, 2003        128,323
Daniel P. Kearney             17,000(2)        1.6              46.75             March 25, 2003        128,323
James W. McLane               17,000(2)        1.6              46.75             March 25, 2003        128,323
Patrick W. Kenny              17,000(2)        1.6              46.75             March 25, 2003        128,323
- --------------------------------------------------------------------------------------------------------------------

(1) Under the Company's 1984 Stock Option Plan (the 1984 Plan), options may be granted until April 26, 1994. If approved by shareholders, the 1994 Stock Incentive Plan will replace the 1984 Plan (see pages 24 to 30). The 1984 Plan provides for the grant of incentive stock options (ISOs) and nonstatutory stock options (NSOs). The 1984 Plan permits participants to use shares of the Company's Common Stock to exercise ISOs and NSOs. The 1984 Plan provides that the option price shall not be less than 100% of the fair market value of the Common Stock at the time the option is granted. The Company may grant options and SARs with different terms in connection with options assumed pursuant to mergers and acquisitions.

(2) Date of grant was March 25, 1993; initial exercise date is March 26, 1994.

(3) Grant date present values are calculated under the modified Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options publicly traded in the securities markets and it assumes that options are freely transferable. Because the employee stock options granted above are not transferable, the Company believes that the grant date present values shown above may be overstated. This formula considers a number of factors to estimate the option's present value. The assumptions made and factors used by the Company in the Black-Scholes Model calculation for the options granted above were as follows: (i) a volatility factor of 0.2465, representing the average of the one-year and ten-year historical volatility factors for the Common Stock; (ii) a risk-free rate of return of 6%, representing the 10-year U.S. Treasury bond rate in effect on the date of the option grant; (iii) a dividend yield of 5.9%, representing the Company's then current annual dividend divided by the Common Stock price on the date of the option grant; and (iv) a 10-year option term, representing the full term of the option granted. To give effect to the one-year vesting period of the options, the value of each option was discounted by 5%, the percentage of options estimated to expire due to turnover of all recipients of options during the vesting period. No further discount to the option value calculated was taken to give effect to the non-transferability of the options or to the exercise or lapse of the options prior to the end of the 10-year option period.

     There is no assurance that the hypothetical present values of stock options presented in the table above represent the actual values of such options, and the hypothetical values shown should not be construed as predictions by the Company as to the future value of the Common Stock.

STOCK OPTION EXERCISES AND DECEMBER 31,
1993 STOCK OPTION VALUE TABLE

The following table sets forth certain information concerning stock options exercised during 1993 by the CEO and each of the four most highly compensated executive officers of the Company (other than the CEO) in 1993 and the number and value of specified unexercised options at December 31, 1993. The values of unexercised in-the-money stock options at December 31, 1993 shown below are presented pursuant to SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

AGGREGATED STOCK OPTION EXERCISES AND
DECEMBER 31, 1993 STOCK OPTION VALUE TABLE

- ------------------------------------------------------------------------------------------------------------------
                                                                                              VALUE OF
                                                                                             UNEXERCISED
                                                NUMBER OF SECURITIES UNDERLYING             IN-THE-MONEY
                         SHARES      VALUE          UNEXERCISED OPTIONS AT                   OPTIONS AT
                        ACQUIRED    REALIZED         DECEMBER 31, 1993(1)               DECEMBER 31, 1993(2)
                          UPON        UPON      -------------------------------    -------------------------------
         NAME           EXERCISE    EXERCISE    EXERCISABLE    UNEXERCISABLE(3)    EXERCISABLE    UNEXERCISABLE(3)
- ------------------------------------------------------------------------------------------------------------------
Ronald E. Compton       57,227      $947,362     97,209          33,000               $903,758        $449,625
Gary G. Benanav          9,500       120,438     31,100          17,000                320,950         231,625
Daniel P. Kearney       20,000       276,538     32,000          17,000                481,212         231,625
James W. McLane         12,000       155,500     12,800          17,000                192,975         231,625
Patrick W. Kenny             0             0     38,100          17,000                504,388         231,625
- ------------------------------------------------------------------------------------------------------------------

(1) Tandem SARs are attached to all exercisable stock options except for stock options relating to 1,626, 7,300, 373, 300 and 7,300 shares in the case of Messrs. Compton, Benanav, Kearney, McLane and Kenny, respectively. No tandem SARs are attached to any unexercisable stock options.

(2) Based on the December 31, 1993 closing stock price of $60.375.

(3) Represents stock options which are not vested.

PENSION PLAN

The Company provides for its employees a noncontributory, defined benefit pension plan. Retirement benefits are calculated on the basis of (i) the number of years of credited service (maximum credit is 35 years) and (ii) the employee's average annual earnings during the 60 consecutive months out of the last 120 months of service which yield the highest annual compensation. Employees receive service credit for actual years of employment with the Company. Under certain circumstances, determined on a case-by-case basis, additional service credit may be given for employment with affiliated and nonaffiliated companies and, as determined by the Company's Board, for the purposes of inducing employment of senior officers or rewarding past service.

     The table below shows the estimated maximum annual retirement benefits payable under the pension plan, at selected earnings levels and after selected periods of credited service, to employees with at least fifteen years of credited service who retire at age 65.

PENSION PLAN TABLE

- ----------------------------------------------------------------------------
  AVERAGE
  ANNUAL                         CREDITED YEARS OF SERVICE
 EARNINGS         15           20           25           30           35
- ----------------------------------------------------------------------------
$   500,000    $ 113,000    $ 150,000    $ 188,000    $ 225,000    $ 263,000
    600,000      135,000      180,000      225,000      270,000      315,000
    700,000      158,000      210,000      263,000      315,000      368,000
    800,000      180,000      240,000      300,000      360,000      420,000
    900,000      203,000      270,000      338,000      405,000      473,000
  1,000,000      225,000      300,000      375,000      450,000      525,000
  1,100,000      248,000      330,000      413,000      495,000      578,000
- ----------------------------------------------------------------------------

     The term "earnings" as used in the retirement benefits table above includes annual salaries, annual bonuses paid under MIP and amounts paid under PUP (allocated equally among the years of the performance period to which such payments relate) set forth in the relevant columns of the Summary Compensation Table on page 15. At December 31, 1993, "average annual earnings" for pension plan purposes for Messrs. Compton, Benanav, Kearney, McLane and Kenny were $848,661, $439,417, $627,876, $554,763 and $478,839, respectively.

     The credited years of service on December 31, 1993 for the persons named in the Summary Compensation Table are as follows: Mr. Compton - 35 years; Mr. Benanav - 21.5 years; Mr. Kearney - 21.8 years; Mr. McLane - 18.9 years; and Mr. Kenny - 20 years.

     The benefits set forth in the above table do not take into account any reduction for joint and survivorship payments or any offset for Social Security benefits to be received by the employee. After retirement, benefits are subject to cost-of-living adjustments of not more than 3% per year, but cannot be reduced below the amount payable at the time of the individual's retirement.

     ERISA limits the maximum annual benefit that may be accrued under and paid from a tax-qualified plan. As a result, the Company has established a Supplemental Plan to provide benefits (included in the foregoing table) which would exceed the ERISA limit. The Supplemental Plan also is used to pay other pension benefits not otherwise payable under the tax-qualified plan, including benefits attributable to management incentive and performance unit awards, additional years of credited service beyond years actually served, additional years of age, and covered compensation in excess of that permitted under the tax-qualified plan.

OTHER AGREEMENTS

The Company administers a Severance Pay Plan under which employees, including the Company's executive officers, terminated without cause may receive up to two weeks of continuing salary for every credited full year of employment to a maximum of one year's salary. Certain benefits continue during the severance pay period.

REPORT OF THE COMMITTEE ON
COMPENSATION AND ORGANIZATION

Compensation Policies for Executive Officers

The Committee on Compensation and Organization is composed entirely of outside Directors. The Committee is responsible for administering the Company's annual and long-term compensation plans, and reviewing and making recommendations to the Board with respect to the Company's executive compensation and overall compensation policy. The Company's executive compensation policy is to attract and retain high performing executives and to motivate and reward such executives based on overall corporate, separate business unit or staff support unit and individual performance, and the creation of shareholder value.

     The Company's executive compensation program is designed to:
- - create a performance-oriented environment with variable compensation based upon achievement of annual and long-term business results;
- - focus management on maximizing shareholder value through stock-based compensation aligned to shareholder return; and
- - provide compensation opportunities dependent upon the Company's performance relative to its competitors and changes in its own performance over time.

     For 1993, compensation opportunities for the Company's executive officers consisted of four elements: salaries, annual incentive bonuses, stock options and long-term incentive awards. In addition, executive officers are eligible for other benefits as set forth in the Summary Compensation Table (see page 15).

1. Salaries. Salaries for executive officers are established with reference to the competitive marketplace for equivalent jobs. Individual salaries are set based on level and scope of responsibility within the Company and individual performance. Salaries are reviewed annually by the Committee. Consistent with the Company's pay philosophy, executive officer salaries are competitive with the median of salaries paid by a Comparison Group of companies believed to be the Company's major competitors for executive talent. This Comparison Group is selected by the Committee, in consultation with an outside compensation consultant, and is composed of approximately 40 insurance, financial services and other companies (including 11 insurance companies in the Dow Jones Insurance Index (see page 23)).

2. Annual Incentive Bonuses. Annual incentive bonuses payable under the Company's Management Incentive Plan (see page 16) are intended to reward executive officers for achieving financial and strategic results. In 1993, the Committee changed the way it administers the Plan by setting performance goals at the beginning of each year and tying bonus payments directly to the achievement of those financial and strategic goals. The amount of annual bonuses payable upon achievement of various levels of financial performance is established separately for each business or staff support unit by the Committee at the beginning of each year. Seventy-five percent of a business unit's bonus pool is dependent upon that business unit's financial performance (measured by income from continuing operations before realized capital gains and losses, adjusted for any items determined by the Committee to be unusual or non-recurring), and 25% is dependent upon the Company's consolidated financial performance (measured by net income, as similarly adjusted). The same percentage allocations apply to a staff support unit's bonus pool, except that the staff support unit's financial performance is measured by actual expense level versus budgeted expense level, and by the achievement of other performance objectives relevant to the particular unit (for example, effectiveness of claims processing and customer service, and effective resolution of legal, regulatory and other important issues affecting the Company). The size of the bonus pool for the Company's senior executive officers (including those named in this Proxy Statement) is also established by the Committee at the beginning of each year and is dependent upon the Company's consolidated financial performance (measured by net income, as similarly adjusted).

     This financial performance is measured against predetermined "threshold", "target", "superior" and "maximum" performance levels. Generally, "threshold" financial performance occurs when results are at 80% of "target" performance; "target" financial performance occurs at 100%; "superior" financial performance occurs at 120%; and "maximum" financial performance occurs at 140%. Generally, the portion of the bonus pool that is payable at particular financial performance levels is as follows: "threshold" performance - 50%; "target" performance - 100%; "superior" performance - 150%; and "maximum" performance - 200%. These amounts may be adjusted at the discretion of the Committee upward or downward by up to 20% to take account of strategic results achieved. The principal criteria for assessing strategic results are re-engineering efforts and strategic positioning of the Company's businesses (for example, expense management, customer service, new product development, use of technology and human resource management) and an assessment of the "quality" of (or sources of) earnings. The amount of annual bonus, if any, paid to an executive officer from the bonus pool is based on an assessment of that individual's performance and level of responsibility.

     For 1993, the Company's consolidated net income (the sole measurement applicable to its senior executive officers), as adjusted for certain unusual or non-recurring items (explained elsewhere in this Report), was at the "maximum" level. However, the Committee reduced the bonus pool otherwise available at this level of performance for senior executive officers by approximately 12% to adjust for the amount of net realized capital gains included in net income. This adjustment reduced the available bonus pool to the "superior" category.

3. Stock Options. Stock options are intended to strengthen the link between the interests of the Company's executive officers and its shareholders in maximizing long-term shareholder value. Under the Company's current stock option plan (see page 17), stock options may be granted annually to executive officers, at 100% of the fair market value of the underlying Common Stock on the date of grant. Grants of stock options are made within guidelines established by the Committee, in consultation with an outside compensation consultant, to position (at targeted performance levels) an executive officer's total direct compensation opportunity (salary, annual bonus, long-term incentive awards and stock options) at a median level compared to similarly-positioned executives at companies in the Comparison Group. The value of the stock option component of an executive officer's compensation is converted into a specific number of shares subject to option by assigning each share option an estimated realizable value (based on an outside compensation consultant's analysis of the value realized upon exercise of stock options by executives at a large number of diverse major corporations).

     The Company's current stock option plan expires this year and will be replaced by the 1994 Stock Incentive Plan (see pages 24 to 30), if that Plan is approved by shareholders.

4. Long-term Incentive Awards. Incentive awards under the Company's Performance Unit Plan (see page 16) are intended to reinforce management's long-term perspective on the Company's business. Long-term incentive compensation is paid when it is determined that superior performance has been sustained over a period of time (generally four years) at the corporate, separate business unit or staff support unit or individual participant level. For executive officers, total corporate performance is weighted more heavily than separate business unit or staff support unit and individual performance. Corporate and business unit performance is assessed relative to the PUP group of 15 insurance companies (all of which are business competitors and included in the Dow Jones Insurance Index), and against specified performance measures, which currently include return on stockholders' equity, earnings per share, rate of business growth and financial strength. Under this Plan, specific target performance measures have not been established at the beginning of the performance period; rather, they have been set after the period. Performance is then assessed against the established measures and amounts are paid when the Committee determines in its judgment that it is appropriate to do so (based on an assessment of performance data), subject to the approval of the Board.

     The Company's Performance Unit Plan will be replaced by the 1994 Stock Incentive Plan (see pages 24 to 30), if that Plan is approved by shareholders.

     Total direct compensation for the Company's executive officers in recent years has been below the median compensation paid by the Comparison Group, due in large part to the financial performance of the Company.

5. Other. The Committee is aware that starting in 1994 the Company will not be able to deduct for tax purposes an executive's compensation to the extent that it exceeds $1,000,000, except under certain circumstances.
The Committee believes that tax deductibility is an important, but not the most important, factor in setting executive compensation policy. The 1994 Stock Incentive Plan is designed with the intention that certain types of long-term compensation paid thereunder will be tax deductible by the Company (see page
30).

Basis for the Compensation of the CEO

The Company's executive compensation policy is evidenced by the amount and nature of compensation earned by the Company's CEO for 1993.

1. Salary. Mr. Compton did not receive an increase in salary for 1993 because his salary remained at a competitive median level.

2. Annual Incentive Bonus. In 1993, the Company made a strategic business decision to discontinue its fully-guaranteed large case pension products, and undertook significant expense reduction initiatives. These long-term business decisions negatively affected short-term financial results in 1993, and the Company reported a net loss of approximately $366 million. Before taking these long-term business decisions, the Company's 1993 net income was approximately $660 million. Financial results in 1993 also were negatively affected by the adoption of an accounting change related to benefits (other than pensions) for certain former employees, and positively affected by the net tax benefit associated with an increase in corporate income tax rates. The Committee believed that it was appropriate, for annual bonus calculation purposes, to make an adjustment to the Company's reported net loss for all of these items because it considered them to be unusual or non-recurring. As so adjusted, the Company's consolidated financial performance exceeded the net income target established under the annual bonus plan and achieved the "maximum" award level. However, the Committee reduced the bonus pool otherwise available at this level of performance for senior executive officers (including Mr. Compton) by approximately 12% to adjust for the amount of net realized capital gains included in net income. This adjustment reduced the available bonus pool to the "superior" category.

     In recognition of Mr. Compton's strong leadership in formulating new long-term strategic and business initiatives for the Company, and taking into account that in 1993 total return for the Company's shareholders was approximately 36% (placing the Company in the top quartile of the Dow Jones Insurance Index companies for 1993 total shareholder return), Mr. Compton was awarded an annual bonus of $550,000 for 1993.

3. Stock Options. Mr. Compton was granted stock options with respect to 33,000 shares of Common Stock in 1993 pursuant to the guidelines established by the Committee and described elsewhere in this Report.

4. Long-term Incentive Award. Overall corporate performance during the 1989-1992 period resulted in no payment of long-term incentive compensation under the Performance Unit Plan in 1993 to Mr. Compton for that period. Mr. Compton's award earned, if any, for the 1990-1993 performance period has not yet been determined. If the proposed 1994 Stock Incentive Plan is approved by shareholders, Mr. Compton will not receive any awards for any Performance Unit Plan cycles.

THE COMMITTEE ON COMPENSATION
AND ORGANIZATION

FRANK R. O'kEEFE, JR.                                            JACK D. KUEHLER
  (CHAIRMAN)                                                   DAVID M. RODERICK
WALLACE BARNES

CORPORATE PERFORMANCE GRAPH

The following graph compares the yearly change in the Company's cumulative total shareholder return on its Common Stock (assuming reinvestment of dividends into Common Stock of the Company) with the cumulative total return on the published Standard & Poor's 500 Stock Index (S&P 500) and the cumulative total return on the published Dow Jones Insurance Index (30 insurance companies) (Dow Jones Insurance Index) over the preceding five-year period. It assumes that dividends are reinvested into the Company's Common Stock even though many shareholders do not so reinvest. The following graph is presented pursuant to SEC rules. The Company's executive compensation program is based only in part on total shareholder return; it is also based on the Company's financial and strategic results, and the other factors set forth and discussed in the Report of the Committee on Compensation and Organization.

                       FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AETNA, S&P 500 AND DOW JONES INSURANCE INDEX*

                                                              DOW JONES
     MEASUREMENT PERIOD                                       INSURANCE
   (FISCAL YEAR COVERED)          AETNA         S&P 500         INDEX
1988                                  100.0          100.0          100.0
1989                                  125.7          131.6          144.6
1990                                   92.4          127.5          127.8
1991                                  111.4          166.2          167.6
1992                                  125.5          178.8          206.0
1993                                  171.2          196.7          214.7

* Assumes that any dividends were reinvested in the relevant securities when paid.

- --------------------------------------------------------------------------------

II. APPOINTMENT OF AUDITORS

Following the recommendation of its Audit Committee, the Company's Board of Directors has appointed and recommends shareholder approval of KPMG Peat Marwick as the Company's independent auditors for the current calendar year. The firm has acted in this capacity for the Company since 1972. It is expected that representatives of the firm will be available at the Annual Meeting of Shareholders to make a statement if the firm desires and to respond to appropriate questions.

     The affirmative vote of a majority of the shares represented at the meeting which are entitled to vote is required for approval of the appointment of KPMG Peat Marwick as the Company's independent auditors.

The Board recommends a vote FOR the approval of KPMG Peat Marwick as the Company's independent auditors for the current calendar year. Unless directed to the contrary, the shares represented by the enclosed Proxy will be voted FOR the appointment of KPMG Peat Marwick as independent auditors for the current calendar year.

III. PROPOSAL TO APPROVE THE
    1994 STOCK INCENTIVE PLAN

INTRODUCTION
At the Annual Meeting, shareholders will be asked to approve the Aetna Life and Casualty Company 1994 Stock Incentive Plan (the Incentive Plan), which has been adopted by the Board of Directors of the Company. If approved by shareholders, the Incentive Plan will replace the 1984 Stock Option Plan (the 1984 Plan) and the Performance Unit Plan (PUP).

     The purposes of the Incentive Plan are to promote the interests of the Company and its shareholders, and further align the interests of shareholders and Eligible Employees (senior executives, senior managers and middle management employees of the Company and its Subsidiaries and Affiliates) by:

     (i) motivating Eligible Employees through long-term incentive awards tied to improvements in total return to shareholders (i.e., stock price appreciation and dividends);

     (ii) attracting and retaining outstanding individuals as Eligible
     Employees;

     (iii) enabling Eligible Employees to acquire additional equity interests in the Company; and

     (iv) providing compensation opportunities dependent upon the Company's performance relative to its competitors and changes in its own performance over time.

     In conjunction with the adoption of the Incentive Plan, the Company has implemented stock ownership guidelines for senior executives. These guidelines encourage senior executives to acquire and maintain significant levels of stock ownership. Such stock ownership aligns changes in shareholder value with meaningful changes in a senior executive's financial situation.

     The following summary of the Incentive Plan is qualified in its entirety by reference to the complete text of the Incentive Plan, which is attached to this Proxy Statement as Exhibit A. Capitalized terms not separately defined herein have the meanings set forth in the Incentive Plan.

PRINCIPAL FEATURES OF THE INCENTIVE PLAN
It is expected that the principal awards to be granted under the Incentive Plan will be Options and Incentive Units. Because any Option must have an exercise price at least equal to the Fair Market Value of the Company's Common Stock on the date of grant, Eligible Employees will not realize any gain from Stock Options unless the market price of the Common Stock increases to the benefit of all shareholders of the Company.

     Incentive Units are rights to receive Common Stock or cash which will become vested only if performance objectives established by the Committee on Compensation and Organization of the Board of Directors are achieved. These performance objectives, if achieved, would be expected to improve total return to shareholders. More details on these Incentive Units can be found under the section "Grants Under the Incentive Plan -- Incentive Stock and Incentive Units" (see pages 25 to 26).

INITIAL AWARDS
If the Incentive Plan is approved by shareholders, the Committee intends to grant Incentive Units under the Incentive Plan to approximately 45 Eligible Employees (the proposed grants are described in greater detail below under the section "New Plan Benefits" (see pages 27 to 30). These initial Incentive Units will tie long-term rewards for those Eligible Employees to the Company's achievement of improved total return to its shareholders. The Company has set a goal of improving its total shareholder return ranking in the Dow Jones Insurance Index, an index currently composed of 30 insurance companies including the Company (the Dow Jones Insurance Index). For most of the last ten years the Company has ranked in the bottom quartile of Dow Jones Insurance Index companies in terms of total return to shareholders. For the four year period 1989-1992, the Company ranked 26th of 30. The Company's goal is to rank at least in the top half of the Dow Jones Insurance Index for the four-year period 1993 - 1996. The initial Incentive Unit grants will provide a meaningful incentive for senior executives to achieve this goal by conditioning any payments on these Incentive Units upon the achievement of specified shareholder return ranking goals.

ADMINISTRATION OF THE INCENTIVE PLAN
The Committee will administer the Incentive Plan, and will determine which Eligible Employees will receive Awards and the terms and conditions of any Awards. (Directors who are not employees are not eligible to receive Awards under the Incentive Plan.) The number of Eligible Employees who may receive Awards under the Incentive Plan will likely vary from year to year.

SHARES AVAILABLE FOR ISSUANCE
The maximum number of shares of the Company's Common Stock that may be issued under the Incentive Plan is 8,000,000. However, in no event will the number of shares of Common Stock issued under the Incentive Plan with respect to Incentive Stock or Incentive Units exceed 1,800,000 shares. The shares issued under the Incentive Plan may be unissued shares or treasury shares. It is expected that, when available, treasury shares will be used. If shares subject to any Award granted under the Incentive Plan are not issued or are returned to the Company, those shares will be available for future grants. If any Award is payable solely in cash instead of shares, the number of shares of Common Stock issuable under the Incentive Plan will not be reduced by reason of the Award. The aggregate number of Incentive Units payable solely in cash is not limited by the terms of the Plan. If a Fundamental Corporate Event occurs, the Committee may adjust the number and kind of shares that may be issued under the Incentive Plan in the future and the number and kind of shares and the grant, exercise or conversion price, if applicable, under all outstanding grants to preserve, or to prevent the enlargement of, the benefits made available under the Incentive Plan.

GRANTS UNDER THE INCENTIVE PLAN
- - Stock Options. It is currently expected that the majority of the Awards made under the Incentive Plan will be in the form of Options. The Committee may grant Nonstatutory Stock Options (NSOs) and Incentive Stock Options (ISOs). These Options may contain any terms that the Committee determines, except that no Eligible Employee may be granted Options (i) in any single calendar year for more than 250,000 shares of Common Stock (subject to adjustment as described above) and (ii) during the term of the Incentive Plan for more than 10 percent of the total shares of Common Stock authorized for issuance under the Incentive Plan (in each case subject to adjustment as described above). The exercise price of any Option will not be less than the Fair Market Value of the Common Stock on the date of grant, except that the Committee may credit against the exercise price payable with regard to an NSO the value of any compensation otherwise payable to the optionee which is surrendered, foregone or exchanged in respect of the issuance of the NSO under rules or procedures established by the Committee. The Company will receive no consideration with respect to the grant of any Option other than the performance of services by the recipient. Although the Incentive Plan provides for the granting of both NSOs and ISOs, the Committee's current intention is to grant only NSOs.

     The term of each Option will be fixed by the Committee but may not exceed ten years from the date of grant. Unless the Committee selects another exercise schedule at or after grant, each Option will become exercisable in three approximately equal installments on each of the first, second and third anniversaries of the date the Option is granted.

- - Incentive Stock and Incentive Units. The use of Incentive Stock and Incentive Units is a principal component of the Incentive Plan's objective to tie senior executives' long-term compensation to the return provided to shareholders. Under the Incentive Plan, the Committee may grant an Eligible Employee Incentive Units which provide a contrac-tual right to receive shares of Common Stock or cash based on the Fair Market Value of the related shares at the end of a restricted period determined by the Committee (the Restricted Period). The Committee also may grant shares of Incentive Stock that are nontransferable and subject to substantial risk of forfeiture during the applicable Restricted Period. However, in any 24-month period, no Executive Officer may be granted Awards of Incentive Stock or Incentive Units (whether payable in cash or shares) in respect of more than 100,000 shares of Common Stock, nor over the term of the Incentive Plan more than 300,000 shares of Common Stock (in each case subject to adjustment as described above).

     Incentive Stock and Incentive Units will vest, if at all, upon the attainment or partial attainment of performance objectives determined by the Committee. In addition, an Eligible Employee's right to receive shares of Common Stock (or cash) in respect of Incentive Stock and Incentive Units will generally be subject to the employee's continued employment during the relevant Restricted Period.

     Any award of Incentive Stock or Incentive Units made to an Executive Officer of the Company will vest based on performance objectives related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company, a Subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies:
(i) total return to shareholders; (ii) primary earnings or net income; (iii) return on equity; (iv) for its property and casualty businesses, combined ratio; or (v) for its health businesses, membership levels or profits or costs per member. The Committee may change the performance objectives to reflect appropriate factors including changes in an Eligible Employee's responsibilities or changes in business objectives. However, the Committee may not adjust the performance objectives for awards designed to comply with the new tax law limiting the deductibility of certain compensation. The Committee may generally accelerate, modify or waive any conditions to any payment of an award of Incentive Stock or Incentive Units at any time, except to the extent that having this discretion could result in adverse tax consequences.

     It is the Committee's current intention to grant Incentive Units which will vest, if at all, upon the attainment of predetermined performance objectives related to total return to shareholders of the Company relative to the total return provided to shareholders of the other companies in the Dow Jones Insurance Index. The design of the initial awards of Incentive Units, which are described in greater detail below under "New Plan Benefits" (see pages 27 to 30), has been based on this principle.

- - Other Awards. While the Committee has no current intention to use these features, the Incentive Plan also authorizes the Committee to grant Stock Appreciation Rights (SARs) to Eligible Employees and to grant Executive Officers (currently 12 people) Common Stock in lieu of a cash award payable under any other bonus or incentive compensation plan of the Company. SARs may be granted to Eligible Employees in addition to, or in tandem with, an Option or freestanding and unrelated to an Option. A SAR permits an Eligible Employee to receive cash, shares or a combination of cash and shares, generally based on the excess of the Fair Market Value at the time of exercise over the grant date Fair Market Value. The term of each SAR will be fixed by the Committee but may not exceed ten years from the date of grant.

EFFECT ON AWARDS OF
TERMINATION OF EMPLOYMENT

In the event an Eligible Employee's employment is terminated by reason of Normal Retirement, Early Retirement with the Committee's consent, Disability or death, any Option or SAR held by the employee may thereafter be exercised in full for up to five years (or any greater or lesser period as the Committee shall determine at or after grant) following the date of termination, but in no event after the date the Option otherwise expires. Unless otherwise determined by the Committee, a pro rata portion of any Incentive Stock or Incentive Unit Award held by the Eligible Employee will become vested, subject to the satisfaction of the corresponding performance criteria during the relevant measurement period, including any interim period. In the event an Eligible Employee's employment is terminated for Cause or, if after an Eligible Employee's employment terminates, the Committee determines that the employee could have been terminated for Cause had the employee still been employed, any Incentive Stock, Incentive Units, Options or SARs held by the employee will be forfeited or cancelled, as the case may be. In the event an Eligible Employee's employment is terminated for any reason other than those described above, any vested Options and SARs held by the employee will be exercisable for a period of 90 days (or any greater period as the Committee shall specify), but in no event after the expiration of the term of the Option. Also, under these circumstances any Incentive Stock or Incentive Units held by the Eligible Employee as to which the Restricted Period has not lapsed will be forfeited.

EFFECT ON OTHER COMPENSATION PROGRAMS

No Options will be granted under the 1984 Plan following approval of the Incentive Plan by shareholders. Options outstanding under the 1984 Plan will continue in effect. In addition, all award cycles currently in progress under the PUP will terminate upon approval of the Incentive Plan by shareholders.

OTHER INFORMATION

Unless the Committee expressly permits transfers for the benefit of members of the Eligible Employee's immediate family or trust or similar vehicle, Awards under the Incentive Plan may not be assigned or transferred except by will or the laws of descent and distribution. The Board or the Committee may terminate or suspend the Incentive Plan at any time, but the termination or suspension will not adversely affect any vested Awards then outstanding under the Incentive Plan. Unless terminated by action of the Board or the Committee, the Incentive Plan will continue in effect through April 30, 2001, but Awards granted under the Incentive Plan on or prior to that date will continue in effect until they expire in accordance with their terms. The Board or the Committee may also amend the Incentive Plan as it deems advisable, without further shareholder approval or consent, except that no amendment may (i) increase the number of shares authorized for issuance under the Incentive Plan, (ii) change the exercise price at which Options may be granted, or (iii) remove the administration of the Incentive Plan from a committee of the Board which is comprised of disinterested administrators within the meaning of Rule 16b-3 under the Exchange Act. The Committee may amend the term of any Award or Option granted, retroactively or prospectively, but no amendment may adversely affect any vested Award or Option without the holder's consent. In addition, under certain circumstances, the Committee has retained the right to defer payments under the Plan (see "Certain Federal Income Tax Consequences" page 30). Any proceeds received by the Company for shares under the Incentive Plan will be used for general corporate purposes.

NEW PLAN BENEFITS

Set forth on the next page is a summary of the initial Awards that the Committee intends to make if the Incentive Plan is approved by shareholders. No Awards will be made under the Incentive Plan prior to shareholder approval of the Incentive Plan.

AETNA LIFE AND CASUALTY COMPANY
1994 STOCK INCENTIVE PLAN
- --------------------------------------------------------------------------------

                                                     NUMBER OF
                                                     INCENTIVE
                NAME AND POSITION                      UNITS
- ---------------------------------------------------------------
Ronald E. Compton
Chairman, President and chief executive officer        40,000

Gary G. Benanav
Executive Vice President, Property/Casualty            27,500

Daniel P. Kearney
Executive Vice President, Investments/Financial
  Services                                             27,500

James W. McLane
Executive Vice President, Health/Group Life            27,500

Patrick W. Kenny
Group Executive, Finance and Administration            16,000

All current executive officers as a group               *
All Eligible Employees as a group, including all
  current officers who are not executive
  officers(1)                                           *

- --------------------------------------------------------------------------------
 * Amounts are not determinable as of this date, and are not expected to be determinable prior to the Annual Meeting.

(1) No current Director or nominee for election as a Director who is not also an employee of the Company is eligible to participate in the Incentive Plan. No associate of any executive officer has received any grants under the Incentive Plan and no individual has received Options under the Incentive Plan.

- - Performance Objectives Target Improved Shareholder Return. The intent of these Incentive Units is to encourage the Eligible Employees who receive Awards to increase the total return to shareholders of the Company relative to the total return provided to shareholders of the other companies in the Dow Jones Insurance Index. In the years immediately preceding 1993, the Company's total return to shareholders was below the median level attained by the companies in the Dow Jones Insurance Index; the Committee determined that improvement in this area over the long-term was in the best interests of the Company and its shareholders.

     These Incentive Units will become vested and shares will become payable only to the extent the Company's total return to shareholders over a four-year period meets or exceeds each of the two separate preestablished performance objectives described below. However, if the Performance Threshold and the Return Threshold (as each term is defined below) are met or exceeded over an interim portion of the measurement period ending December 31, 1995, the Committee currently expects to permit up to 40 percent of these Incentive Units to become vested and payable shortly after December 31, 1995. The starting point for the initial measurement period is January 1, 1993. This date was selected by the Committee to reflect the fact that the Incentive Plan, including the performance targets described below, had been under consideration as a substitute for PUP since before January 1, 1993.

     First, the Company's total return to shareholders over the measurement period must at least equal a threshold risk-free rate of return (the Return Threshold), which for these Incentive Units has been based on the annual rate of return (5.9%) available on a four year treasury note on January 1, 1993 and compounded annually. If the

Return Threshold is not met, no Incentive Units will vest, regardless of the Company's performance relative to the other companies in the Dow Jones Insurance Index.

     Second, as illustrated in the chart below, the Company's total return to shareholders over the measurement period must compare favorably to that of the other companies in the Dow Jones Insurance Index. For the Incentive Units to become fully vested, the Company must achieve at least the median level of total shareholder return for companies in the Dow Jones Insurance Index. If the Company performance does not at least equal the 33rd percentile of the companies in the Dow Jones Insurance Index (the Performance Threshold), no portion of the Incentive Units will vest regardless of whether the Return Threshold is satisfied.

VESTING SCHEDULE FOR PROPOSED
FIRST GRANT OF INCENTIVE UNITS

- ---------------------------------------------------------------------------------------------------------------
  PERFORMANCE LEVEL                    AETNA RANKING IN                     INCENTIVE UNIT AWARD VESTING IF
                                       DOW JONES INSURANCE INDEX            RETURN THRESHOLD ACHIEVED
- ---------------------------------------------------------------------------------------------------------------
  Below Threshold                      Below 33rd percentile                Grant does not vest
- ---------------------------------------------------------------------------------------------------------------
  Threshold                            33rd percentile                      50% of Grant vests
- ---------------------------------------------------------------------------------------------------------------
  Between Threshold and Target         Above 33rd percentile and below      Between 50% and 100% of Grant vests
                                       Median                               per schedule
- ---------------------------------------------------------------------------------------------------------------
  Target                               Median (50th percentile)             Full Grant vests
- ---------------------------------------------------------------------------------------------------------------
  Between Target and Maximum           Above Median and below 75th          Full Grant vests; additional award
                                       percentile                           of up to 50% of Grant per schedule
- ---------------------------------------------------------------------------------------------------------------
  Maximum                              75th percentile or above             Grant vests; additional award of
                                                                            50% of Grant
- ---------------------------------------------------------------------------------------------------------------

- - Gains Only in Proportion to Shareholder Return. In addition to these vesting requirements, the aggregate value of all payments on the initial grant of Incentive Unit Awards (together with certain other cash-based long-term awards granted at the same time to senior managers of the Company, its Subsidiaries or its Affiliates) is capped at 3.0% of the total shareholder return over the measurement period. This cap assures that the benefits conveyed to Eligible Employees will not be disproportionate to the benefits received by shareholders of the Company.

- - Calculation of Total Shareholder Return. For purposes of determining the total return to shareholders over the measurement period, the change in the price of the Company's Common Stock and of the common stock of each of the companies in the Dow Jones Insurance Index will be calculated by comparing the average of the closing stock price of the Company and each other company on the last business day of each week in the 13-week period both preceding the start and the end of the measurement period. The initial value of the Common Stock to be used to determine total shareholder return over the measurement period for these Awards was calculated to be $44.24. (The closing price of a share of Common Stock on February 28, 1994 was $60.00).

     Based on the difference between the initial value assigned to the Common Stock for purposes of determining total shareholder return and the Fair Market Value of the Common Stock on February 28, 1994, and dividends paid during the period, the Company's total return to shareholders, determined as of February 28, 1994, exceeded the Return Threshold. In 1993, the Company performed above the 75th percentile of the companies in the Dow Jones Insurance Index in terms of total return to shareholders. If this comparative performance were sustained over the remaining measurement period, the Maximum performance level (as shown in the above chart) would be met.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Incentive Awards, Options and SARs described above are intended to comply with the requirements of the Internal Revenue Code regarding the deductibility of certain performance based compensation. Regulations recently proposed by the Internal Revenue Service could be interpreted to disallow the deductibility of certain payments to certain executives with respect to the initial grant of Incentive Units. The Company anticipates further consideration of this issue by the Internal Revenue Service, but there can be no assurance that such payments will be fully deductible. In evaluating the Plan, the Committee reviewed an analysis of the impact of non-deductibility of these payments which reflected a range of stock prices from $55 to $95 and indicated an after-tax cost to the Company ranging from approximately $.9 million to approximately $6.4 million if the payments were found to be non-deductible. The Committee has reserved the discretion to defer payment on these Incentive Units to the extent that it determines that deferral would likely preserve the Awards' full deductibility and would otherwise be appropriate and feasible under the then prevailing circumstances. In determining whether to defer payment, the Committee may take into account then prevailing law as to the deductibility of the payments, the after-tax cost to the Company of the amounts which are not deductible, the position and contribution of the affected employee to the Company, the feasibility of deferring any payment, and any other factors the Committee believes to be relevant.

     Under currently applicable federal income tax law, an Eligible Employee will receive no taxable income upon the grant of an NSO or an ISO. When an Eligible Employee exercises an NSO, the excess of the Fair Market Value of the shares on the date of exercise over the exercise price paid will be ordinary income to the Eligible Employee and his or her employer will be allowed a federal income tax deduction in the same amount. When an Eligible Employee exercises an ISO while employed or within three months after termination of employment (one year for disability), no income will be recognized upon exercise of the ISO. If the Eligible Employee holds shares acquired for at least one year after exercise and two years after the grant of the ISO, the excess of the amount realized upon disposition of the shares over the exercise price paid is treated as long-term capital gain for the Eligible Employee and the Eligible Employee's employer is not allowed a federal income tax deduction. A sale or other exchange of the underlying stock before the end of either of the required holding periods will be a "disqualifying disposition" which will generally result in the Eligible Employee being taxed on the gain derived from an ISO as though it were an NSO and the Eligible Employee's employer will be allowed a federal income tax deduction.
     The affirmative vote of a majority of the shares represented at the meeting which are entitled to vote is required for approval of the Incentive Plan.
     The Board recommends a vote FOR the approval of the Incentive Plan. Unless directed to the contrary, the shares represented by the enclosed Proxy will be voted FOR the approval of the Incentive Plan.

IV. PROPOSAL TO APPROVE THE 1994 NON-EMPLOYEE DIRECTOR DEFERRED STOCK PLAN

INTRODUCTION

At the Annual Meeting, shareholders will be asked to approve the Aetna Life and Casualty Company 1994 Non-Employee Director Deferred Stock Plan (the Director
Plan), which has been adopted by the Board of Directors. If approved by shareholders, the Director Plan will replace the 1990 Non-Employee Director Deferred Stock Plan.
     The Board of Directors believes that, as is the case with public companies generally, Directors who are not officers or employees of the Company (Non-Employee Directors) play an increasingly vital role in the governance of the Company. The Director Plan will assist the Company in attracting and retaining qualified Non-Employee Directors. The Director Plan also will further enhance the long-term mutuality of interest among the Company's Non-Employee Directors and shareholders by increasing these Directors' ownership interest in the Company.
     The following summary of the Director Plan is qualified in its entirety by reference to the complete text of the Director Plan, which is attached to this Proxy Statement as Exhibit B. Capitalized terms not separately defined herein have the meanings set forth in the Director Plan.

PRINCIPAL FEATURES OF THE DIRECTOR PLAN

- - Shares Available for Issuance. A maximum of 75,000 shares of Common Stock may be issued under the Director Plan, subject to appropriate adjustments in the event of certain corporate transactions, including stock dividends and splits, to preserve, or to prevent the enlargement of, the benefits made available under the Director Plan.

- - Grants Under the Director Plan. Under the Director Plan, each Non-Employee Director will, upon his or her initial appointment as a Director, receive contractual rights (Units) to receive 1,500 shares of the Company's Common Stock. All Directors currently serving have previously received such grants and are not eligible for further initial grants. Additionally, on each December 3lst during the term of the Director Plan, each Non-Employee Director who has served as a Director for at least the six months immediately prior to that date will receive Units representing the right to receive 200 shares of the Company's Common Stock.

- - Vesting. Generally, to become fully vested in the Units a Non-Employee Director must complete three Years of Service as a Director following the grant of the Units. If a Non-Employee Director ceases to be a Director due to death, Disability, Retirement or acceptance of a position in Government Service prior to three Years of Service from the date any Units are granted, a Non-Employee Director's rights with respect to the related Units will become fully vested. A Non-Employee Director's rights with respect to any unvested Units will also vest upon a Change-in-Control of the Company. Otherwise, if a Director ceases to be a Director before completing three Years of Service from the grant date of any Units, he or she will receive only a pro-rata portion of the related shares.

- - Delivery of Shares. Shares of Common Stock will generally be delivered in respect of Units following a Non-Employee Director's cessation of service as a Director. However, following a Change-in-Control of the Company, a NonEmployee Director will receive cash in lieu of Common Stock based on the Fair Market Value of the Common Stock on the date of the Change-in-Control.

- - Administration and Amendment. The Director Plan will be administered by the Committee on Directors of the Board of Directors. The Board of Directors may amend the Director Plan, but, without shareholder approval, no amendment may:
(i) increase the number of shares of Common Stock that may be issued under the Director Plan; (ii) modify the vesting requirements; or (iii) otherwise change the times at which, or period within which, shares may be delivered. No amendment may be adopted within six months of any prior amendment.

- - Dividend Equivalents. The grant of Units will not confer to a Director any rights as a shareholder of the Company (such as the right to vote and the right to receive dividends); however, on each dividend payment date Non-Employee Directors will be paid an amount in cash equal to the dividend per share for the applicable dividend payment times the number of shares that are subject to Units held by such Non-Employee Director.

- - Termination. Unless sooner terminated by action of the Board, the Director Plan will continue in effect through April 30, 2001, but grants under the Director Plan on or prior to the termination date will continue in effect until they expire in accordance with their terms.

- - Other Information. Currently, there are ten Non-Employee Directors of the Company. The closing price of the Common Stock on February 28, 1994 was $60.00.

     The affirmative vote of a majority of the shares represented at the meeting which are entitled to vote is required for approval of the Director Plan.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE DIRECTOR PLAN. UNLESS DIRECTED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE APPROVAL OF THE DIRECTOR PLAN.

OTHER INFORMATION AND
1995 SHAREHOLDER PROPOSALS

The Company will bear the cost of soliciting Proxies. In addition to the use of the mails, solicitations may be made by personal interview, telegram or telephone by Directors, officers and employees of the Company and its subsidiaries. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so. To assist in the solicitation of Proxies, the Company has engaged Kissel-Blake Inc., New York, New York, for a fee of $17,000 plus reasonable out-of-pocket expenses.

     To be included in the 1995 Proxy Statement and Proxy Card, shareholder proposals must be received by the Company not later than November 18, 1994. Such proposals must comply with all applicable rules and regulations of the SEC. Proposals should be forwarded to the Corporate Secretary, Aetna Life and Casualty Company, 151 Farmington Avenue, Hartford, Connecticut 06156.

     The Company's By-Laws require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received no later than 90 days before the Annual Meeting. The notice must present certain information concerning the nominee and the shareholder making the nomination. The notice also must include the nominee's written consent to being a nominee and to serving if elected. Notices should be sent to the Corporate
Secretary, Aetna Life and Casualty Company,
151 Farmington Avenue, Hartford,
Connecticut 06156.

ANNUAL REPORT

The Company's 1993 Annual Report to Shareholders was mailed to shareholders on or about March 9, 1994.

By order of the Board of Directors,

/s/ JEAN M. WAGGETT

Jean M. Waggett
Vice President and Corporate Secretary
March 18, 1994

                                                                       EXHIBIT A

                        AETNA LIFE AND CASUALTY COMPANY
                           1994 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE.

     The purposes of this Plan are to promote the interests of the Company and its shareholders, and further align the interests of shareholders and Eligible Employees by:

      (i) motivating Eligible Employees through long-term Incentive Stock or Incentive Unit Awards tied to improvements in total return to shareholders (i.e., stock price appreciation and dividends);

      (ii) attracting and retaining outstanding individuals as Eligible
      Employees;

      (iii) enabling Eligible Employees to acquire additional equity interests in the Company; and

      (iv) providing compensation opportunities dependent upon the Company's performance relative to its competitors and changes in its own performance over time.

SECTION 2.  DEFINITIONS.

"AFFILIATE" shall mean any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

"AWARD" shall mean any grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in Section 9(b).

"BOARD" shall mean the Board of Directors of the Company.

"CAUSE" shall mean (i) the willful failure by the Participant to perform substantially the Participant's duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant,
(ii) the Participant's engaging in serious misconduct that is injurious to the Company, any Subsidiary or any Affiliate, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, (iv) the breach by the Participant of any written covenant or agreement not to compete with the Company, any Subsidiary or any Affiliate or
(v) the breach by the Participant of his or her duty of loyalty to the Company which shall include, without limitation, (A) the disclosure by the Participant of any confidential information pertaining to the Company, any Subsidiary or any Affiliate, (B) the harmful interference by the Participant in the business or operations of the Company, any Subsidiary or any Affiliate, (C) any attempt by the Participant directly or indirectly to induce any employee, insurance agent, insurance broker or broker-dealer of the Company, any Subsidiary or any Affiliate to be employed or perform services elsewhere, (D) any attempt by the Participant directly or indirectly to solicit the trade of any customer or supplier, or prospective customer or supplier, of the Company or (E) any breach or violation of the Company's Code of Conduct.

"CODE" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"COMMITTEE" shall mean the Committee on Compensation and Organization of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

"COMMON STOCK" shall mean the Common Capital Stock, without par value, of the Company.

"COMPANY" shall mean Aetna Life and Casualty Company.

"DISABILITY" shall mean long-term disability as defined under the terms of the Company's applicable long-term disability plans or policies.

"EARLY RETIREMENT" shall mean retirement at or after the earliest age at which the Participant may retire and receive an immediate, but actuarially reduced, retirement benefit under any defined benefit pension plan maintained by the Company or any of its Subsidiaries or Affiliates in which such Participant participates.

"ELIGIBLE EMPLOYEE" shall mean each senior executive, senior manager and middle management employee of the Company, its Subsidiaries or its Affiliates, but shall not include directors who are not employees of such entities.

"EMPLOYMENT" shall mean, for purposes of Section 5(d) and Section 7(b), continuous and regular salaried employment with the Company, a Subsidiary or an Affiliate, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary or Affiliate of the Company. For this purpose, regular salaried employment means scheduled employment of at least 20 hours per week.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"EXECUTIVE OFFICER" shall mean those persons who are officers of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

"FAIR MARKET VALUE" shall mean with respect to the Common Stock the closing price of the Common Stock as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on the date such value is to be determined, or, if no shares were traded on such day, on the next preceding day on which the Common Stock was traded.

"FUNDAMENTAL CORPORATE EVENT" shall mean any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

"INCENTIVE STOCK" shall mean any Award of Common Stock granted under Section 7 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

"INCENTIVE STOCK OPTION" shall mean an Option which is intended to meet the requirements of Section 422 of the Code.

"INCENTIVE UNIT" shall mean any Award of a contractual right granted under
Section 7 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee.

"NONSTATUTORY STOCK OPTION" shall mean an Option which is not intended to be an Incentive Stock Option.

"NORMAL RETIREMENT" shall mean retirement at or after the earliest age at which the Participant may retire and receive a retirement benefit without an actuarial reduction for early commencement of benefits under any defined benefit pension plan maintained by the Company or any of its Subsidiaries or Affiliates in which such Participant participates.

"OPTION" shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose.

"PARTICIPANT" shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan.

"PLAN" shall mean the Aetna Life and Casualty Company 1994 Stock Incentive Plan, described herein, and as may be amended from time to time.

"RESTRICTED PERIOD" shall mean the period during which a grant of Incentive Stock or Incentive Units is subject to forfeiture.

"STOCK APPRECIATION RIGHT" shall mean a contractual right granted under Section 6 to receive cash, Common Stock or a combination thereof.

"SUBSIDIARY" shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

SECTION 3.  ADMINISTRATION.

     The Plan shall be administered by the Committee which shall consist of at least two directors of the Company chosen by the Board each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange

Act. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

     In addition to administering the Plan, the Committee shall, from time to time, as it deems appropriate, establish recommended stock ownership guidelines for certain Eligible Employees of the Company.

SECTION 4.  MAXIMUM AMOUNT AVAILABLE FOR AWARDS.

     (a) Maximum Number of Shares. The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 8,000,000 shares of Common Stock. Notwithstanding the foregoing, but subject to the provisions of Section 4(c), in no event shall the number of shares of Common Stock issued under the Plan with respect to Incentive Stock or Incentive Units exceed 1,800,000 shares of Common Stock.

     (b) Shares Available for Issuance. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. In the event that any Award is paid solely in cash, no shares shall be deducted from the number of shares available for issuance under Section 4(a) by reason of such Award. In addition, if (i) any Option or Stock Appreciation Right expires or is terminated unexercised as to any shares of Common Stock covered thereby or (ii) any other Award in respect of shares is canceled or forfeited for any reason under the Plan without delivery of shares of Common Stock, the shares subject to such Option, Stock Appreciation Right or other Award shall thereafter be again available for award pursuant to the Plan; provided, however, that if any such shares could not be made available for Awards to an Executive Officer under the applicable share counting requirements under Rule 16b-3, such shares shall be available exclusively for awards to Participants who are not Executive Officers.

     (c) Adjustment for Corporate Transactions. In the event that the Committee shall determine that any Fundamental Corporate Event affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee may, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (ii) the number and kinds of shares subject to outstanding Options and other Awards and (iii) the grant, exercise or conversion price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Option or other Award. However, the number of shares subject to any Option or other Award shall always be a whole number.

SECTION 5.  STOCK OPTIONS.

     (a) Grant. Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Options (i) in any single calendar year for more than 250,000 shares of Common Stock or (ii) during the term of the Plan for more than ten percent of the total number of shares authorized for issuance under the Plan, as either such number may be adjusted pursuant to Section 4(c). The Committee shall have the authority to grant Incentive Stock Options or Nonstatutory Stock Options; provided that Incentive Stock Options may not be granted to any Participant who is not an employee of the Company or one of its Subsidiaries at the time of grant. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and the regulations thereunder.

     (b) Option Price. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant, except that, for purposes of satisfying the foregoing requirement with respect to a Nonstatutory Stock Option, the Committee may elect to credit against the exercise price payable by a Participant the value of any compensation otherwise payable to the Participant under the terms of the Company's compensation practices and programs which is surrendered, foregone or exchanged pursuant to such rules or procedures as the Committee shall establish from time to time.

     (c) Exercise. Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the date of grant of an Option, such Option shall become exercisable in three approximately equal annual installments on each of the first, second and third anniversaries of the date the Option is granted. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefor. Without limiting the generality of the foregoing, payment of the option price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest or which, in the case of Incentive Stock, are fully vested), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

     (d) Termination of Employment. Unless the Committee shall otherwise determine at or after grant, an Option shall be exercisable following the termination of a Participant's Employment only to the extent provided in this
Section 5(d). If a Participant's Employment terminates due to the Participant's
(i) death, (ii) Disability, (iii) Early Retirement with the consent of the Committee or (iv) Normal Retirement, the Participant (or, in the event of the Participant's death or Disability during Employment or during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option held by the Participant at the time of such termination, regardless of whether then exercisable, for a period of five years (or such greater or lesser period as the Committee shall determine at grant), but in no event after the date the Option otherwise expires. If a Participant's Employment is terminated for Cause (or, if after the Participant's termination of Employment, the Committee determines that the Participant's Employment could have been terminated for Cause had the Participant still been employed), all options held by the Participant shall immediately terminate, regardless of whether then exercisable. In the event of a Participant's termination of Employment for any reason not described in the preceding two sentences, the Participant (or, in the event of the Participant's death or Disability during the period during which an Option is exercisable under this sentence, the Participant's beneficiary or legal representative) may exercise any Option which was exercisable at the time of such termination for 90 days (or such greater period as the Committee shall specify at or after the grant of such Option) following the date of such termination, but in no event after the date the Option otherwise expires.

SECTION 6.  STOCK APPRECIATION RIGHTS.

     (a) Grant of SARs. The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Stock Appreciation Rights (i) in any single calendar year for more than 250,000 shares of Common Stock or (ii) during the term of the Plan for more than ten percent of the total number of shares authorized for issuance under the Plan, as either such number may be adjusted pursuant to Section 4(c). Stock Appreciation Rights granted in tandem or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have a base price determined in the same manner as, and subject to the same conditions as apply with respect to, a Nonstatutory Stock Option under Section 5(b).

     (b) Exercise of SARs. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a change of control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable at the same time or times as the related Option is exercisable.

SECTION 7.  INCENTIVE AWARDS.

     (a) Incentive Stock and Incentive Units. Subject to the provisions of the Plan, the Committee shall have the authority to grant Incentive Stock or Incentive Units to any Eligible Employee and to determine (i) the number of shares of Incentive Stock and the number of Incentive Units to be granted to each Participant and (ii) the other terms and conditions of such Awards; provided that, to the extent necessary to comply with applicable law, Incentive Stock shall only be awarded to an Eligible Employee who has been employed for such minimum period of time as shall be determined by the Committee. The Restricted Period related to Incentive Stock or Incentive Units shall lapse upon the determination by the Committee that the performance objectives established by the Committee have been attained, in whole or in part. Such performance objectives may be related to the performance of (i) the Company, (ii) a Subsidiary, (iii) an Affiliate, (iv) a division or unit of the Company, any Subsidiary or any Affiliate, (v) the Participant or (vi) any combination of the foregoing, over a measurement period or periods established by the Committee. The maximum number of shares of Common Stock that may be subject to any Awards of Incentive Stock and Incentive Units (whether payable in cash or shares) granted to an Executive Officer in any 24 month period shall not exceed 100,000 shares, and over the term of the Plan shall not exceed 300,000 shares, as each such number may be adjusted pursuant to Section 4(c). The performance objectives with respect to an Award made to an Executive Officer shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company, a Subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies:
(i) total return to shareholders; (ii) return on equity; (iii) primary earnings or net income, (iv) for its property and casualty businesses, combined ratio or
(v) for its health businesses, its membership levels or profits or costs per member. Except to the extent otherwise expressly provided herein, the Committee may, at any time and from time to time, change the performance objectives applicable with respect to any Incentive Stock or Incentive Units to reflect such factors, including, without limitation, changes in a Participant's duties or responsibilities or changes in business objectives (e.g., from corporate to Subsidiary, Affiliate or business unit performance or vice versa), as the Committee shall deem necessary or appropriate. In making any such adjustment, the Committee shall adjust the number of Incentive Stock or Incentive Units or take other appropriate actions to prevent any enlargement or diminution of the Participant's rights related to service rendered and performance attained prior to the effective date of such adjustment.

     (b) Termination of Employment. Unless the Committee otherwise determines at or after grant, the rights of a Participant with respect to an award of Incentive Stock or Incentive Units outstanding at the time of the Participant's termination of Employment shall be determined under this Section 7(b). In the event that a Participant's Employment terminates due to the Participant's (i) death, (ii) Disability, (iii) Early Retirement with the consent of the

Committee or (iv) Normal Retirement, any award of Incentive Stock or Incentive Units shall become vested and nonforfeitable at the end of the measurement period as to that number of shares which is equal to that percentage, if any, of such award that would have been earned based on the attainment or partial attainment of such performance objectives times a fraction, the numerator of which is the number of days actually worked during the Restricted Period (or, in the case of an Award which has previously vested in part
(an "Installment Award"), the number of days worked since the last vesting date) and the denominator of which is the total number of days during the Restricted Period (or, in the case of an Installment Award, the number of days between the last vesting date and the end of the Restricted Period); provided that, any portion of any Incentive Stock or Incentive Unit award that does not become vested as of the times set forth in this sentence shall be forfeited at such times. In all other cases, any portion of any award of Incentive Stock or Incentive Units that has not become nonforfeitable at the date of Participant's termination of Employment shall be forfeited as of such date.

     (c) Awards Nontransferable. Incentive Stock or Incentive Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Any certificates issued in respect of Incentive Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Incentive Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participant's legal representative. Payment for Incentive Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

     (d) No Dividend Rights. Unless otherwise determined by the Committee at or after the date of grant of any shares of Incentive Stock, any dividends payable on such Incentive Stock shall be credited to an account for the benefit of the Participant, which account shall be subject to forfeiture during the Restricted Period corresponding to the shares of Common Stock on which such dividends are paid. Unless otherwise determined by the Committee at or after the date of grant, a Participant who receives a grant of Incentive Units shall not be entitled to receive any amounts in respect of dividends paid to shareholders on the corresponding number of shares of Common Stock.

     (e) Interpretation.  Notwithstanding anything else contained in this
Section 7 to the contrary, if any award of Incentive Stock or Incentive Units is intended at the time of grant to be "other performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, to the extent required to so qualify any Award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under this Section 7 with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as "other performance-based compensation."

SECTION 8.  STOCK IN LIEU OF CASH.

     The Committee may grant Awards or shares of Common Stock in lieu of all or a portion of an award otherwise payable in cash to an Executive Officer pursuant to any bonus or incentive compensation plan of the Company.

     If shares are issued in lieu of cash, the number of shares of Common Stock to be issued shall be the greatest number of whole shares which has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan equal to or less than the amount of such cash.

SECTION 9.  GENERAL PROVISIONS.

     (a) Withholding. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

     (b) Awards. Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

     (c) Nontransferability. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, the Permitted Transferees.

     (d) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, any Subsidiary or any Affiliate. Further, the Company and each Subsidiary and Affiliate expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

     (e) No Rights to Awards, No Shareholder Rights. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

     (f) Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut.

     (g) Effective Date. Subject to the approval of the shareholders of the Company (which shall be sought by the Company if so authorized by the Board), the Plan shall be effective on the date the Plan is approved by shareholders. No Awards may be granted under the Plan after April 30, 2001. Upon shareholder approval of the Plan, no further awards may be made under the Company's 1984 Stock Option Plan.

     (h) Amendment of Plan. The Board or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such amendment would (1) increase the number of shares of Common Stock subject to the Plan, except pursuant to Section 4(c); (2) change the price at which Options may be granted; or (3) remove the administration of the Plan from the Committee. Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

     (i) Application of Proceeds. The proceeds received by the Company from the sale of its shares under the Plan will be used for general corporate purposes.

     (j) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Com-mon Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

     (k) Deferrals. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock or the payment of cash under any Award or any action permitted under the Plan to prevent the Company or any of its Subsidiaries or Affiliates from being denied a federal income tax deduction with respect to any Award other than an Incentive Stock Option.

     (l) Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

     (m) Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company and all other parties with respect thereto.

     (n) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

                                                                       EXHIBIT B

                        AETNA LIFE AND CASUALTY COMPANY
                 1994 NON-EMPLOYEE DIRECTOR DEFERRED STOCK PLAN

SECTION 1.  ESTABLISHMENT OF PLAN.

     The Plan is established to permit Eligible Directors of the Company, in recognition of their contributions to the Company, to receive Shares in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified Directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

SECTION 2.  DEFINITIONS.

"AFFILIATE" shall mean an entity at least a majority of the total voting power of the then-outstanding voting securities of which is held, directly or indirectly, by the Company and/or one or more other Affiliates.

"BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

"COMMITTEE" shall mean the Committee on Directors of the Board of Directors.

"COMPANY" shall mean Aetna Life and Casualty Company.

"DIRECTOR" shall mean a member of the Board of Directors, whether or not such member is an Eligible Director.

"DISABILITY" shall mean an illness or injury that lasts at least six months, is expected to be permanent and renders a Director unable to carry out his/her duties.

"EFFECTIVE DATE" shall mean the date, if any, on which the Plan is approved by shareholders.

"ELIGIBLE DIRECTOR" shall mean a member of the Board of Directors who is not an employee of the Company.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

"FAIR MARKET VALUE" shall mean the closing price of a Share on the New York Stock Exchange on the date which is the nearest day preceding the date on which such value is to be determined or, if no shares were traded on such day, on the date which is the next preceding day on which there was such a trade.

"GOVERNMENT SERVICE" the appointment or election of the Eligible Director to a position with the Federal, state or local government or any political subdivision, agency or instrumentality thereof.

"GRANT" shall mean a grant of Units under
Section 5.

"RETIREMENT" shall mean termination of service as a Director on account of the Company's mandatory Director retirement policy as may be in effect on the date of such termination of service.

"SHARES" shall mean shares of Stock.

"STOCK" shall mean the Common Capital Stock, without par value, of the Company.

"UNIT" shall mean a contractual obligation of the Company to deliver a Share (or pay cash in limited circumstances) to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

"YEAR OF SERVICE AS A DIRECTOR" shall mean a period of 12 months of service as a Director, measured from the effective date of a Grant.

SECTION 3.  ADMINISTRATION.

     The Plan shall be administered by the Committee; provided, however, that the Plan shall be administered such that any Director participating in the Plan shall continue to be deemed to be a "disinterested person" under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended, for purposes of such Director's ability to serve on any Committee charged with administering any of the Company's stock based incentive plans for executive officers intended to qualify for the exemptive relief available under Rule 16b-3.

SECTION 4.  SHARES AUTHORIZED FOR ISSUANCE.

     4.1 Maximum Number of Shares. The aggregate number of Shares with respect to which Grants may be made to Eligible Directors under the Plan shall not exceed 75,000 Shares, subject to adjustment as provided in Section 4.2 below.

     4.2 Adjustment for Corporate Transactions. In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar event affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Committee shall adjust the number and kind of shares which thereafter may be awarded under the Plan and the number of Units that have been, or may be, granted under the Plan.

SECTION 5.  UNIT GRANTS.

     5.1 Grants. Each Eligible Director who is first elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall be awarded 1,500 Units on such date. In addition, on each December 31, commencing after the Effective Date, but before April 30, 2001, each Eligible Director serving as a Director on such date who has been a Director continuously since the prior July 1 shall be awarded 200 Units.

     5.2 Delivery of Shares. Subject to satisfaction of the applicable vesting requirements set forth in Section 6 and except as otherwise provided in Section 7, all Shares that are subject to any Units shall be delivered to an Eligible Director and transferred on the books of the Company on the date which is the first business day of the month immediately following the termination of such Eligible Director's service as a Director. Any fractional Shares to be delivered in respect of Units shall be settled in cash based upon the Fair Market Value on the date such Shares would otherwise have been delivered to the Eligible Director or the Eligible Director's beneficiary. Upon the delivery of Shares (or cash with respect to a fractional Share) pursuant to the Plan, the corresponding Unit (or fraction thereof) shall be canceled and be of no further force or effect.

     5.3 Nontransferability. Units may not be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of an Eligible Director's death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

     5.4 Dividend Equivalents. An Eligible Director shall have no rights as a shareholder of the Company with respect to any Units until Shares are delivered to the Director pursuant to Section 5; provided that, on or as soon as practicable after each date on which dividends are paid to shareholders with respect to Shares, each Eligible Director shall be paid an amount in cash equal to the dividend per Share for the applicable dividend payment date times the number of Shares that are the subject of the Units held by such Eligible Director on the record date for the payment of such dividend.

SECTION 6.  VESTING.

     6.1 Except as provided in Section 6 or Section 7, if an Eligible Director terminates service prior to the completion of three Years of Service as a Director from the applicable date of Grant, the number of Shares delivered to such Eligible Director shall equal the amount obtained by multiplying 1,500 or 200, as the case may be, by a fraction, the numerator of which is the number of full months of service completed by such Director from the applicable date of Grant and the denominator of which is 36. Notwithstanding the foregoing, and except as provided in Section 6.2, if any Eligible Director terminates service by reason of his/her death, Disability, Retirement or acceptance of a position in Government Service prior to completing three Years of Service as a Director from the applicable date of Grant, all shares that are the subject of a Grant shall be delivered to such Eligible Director (or the Eligible Director's beneficiary or estate).

     6.2 If a Director has completed less than six consecutive months of service as a Director at the time of termination of such service, all Units held by such Director shall be immediately forfeited.

     6.3 In the event of the death of any Eligible Director prior to receipt of the Shares that are the subject of such Director's Units, the Shares shall be delivered to the beneficiary designated by the

Eligible Director on a form provided by the Company, or, in the absence of such designation, to the Eligible Director's estate.

SECTION 7.  CHANGE-IN-CONTROL.

     7.1 Upon the occurrence of a Change-in-Control (as defined below), each Eligible Director's right and interest in Units which have not previously vested under Section 6 shall become vested and nonforfeitable regardless of the period of the Eligible Director's service since the date such Units were granted.

     7.2 Upon the occurrence of a Change-in-Control, in lieu of delivering Shares with respect to the Units then held by an Eligible Director, the Company shall pay such Eligible Director, not later than 60 days after the Change-in-Control occurs, cash in an aggregate amount equal to the product of
(i) the number of Shares that are subject to all Units credited to such Eligible Director at the time of the Change-in-Control multiplied by (ii) the Fair Market Value on the date of the Change-in-Control. Notwithstanding the foregoing, no payment with respect to Units shall be made under this Section 7.2 (and an Eligible Director shall have no right to receive such payment) earlier than six months and one day after the applicable date of Grant.

     7.3 "Change-in-Control" shall mean the occurrence of any of the following events:

     (i) A merger, consolidation, or reorganization of the Company into or with another corporation or other legal person if the shareholders of the Company, immediately before such merger, consolidation, or reorganization, do not, immediately following such merger, consolidation, or reorganization, then own, directly or indirectly, more than 60% of the combined voting power of the then-outstanding voting securities of the corporation or other legal person resulting from such merger, consolidation, or reorganization in substantially the same proportion as their ownership of the combined voting power of the then-outstanding voting securities of the Company immediately prior to such merger, consolidation, or reorganization;

     (ii) Following approval of such transaction by the Company's shareholders, the Company sells all or substantially all of its assets to another corporation or other legal person, or there is a liquidation or dissolution of all or substantially all of the assets of the Company;

     (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the shares of the Company (computed in accordance with the standards for the computation of total percentage ownership for the purposes of Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report)); or

     (iv) During any period of twenty-four calendar months, individuals who, as of the beginning of such period constitute the Directors of the Company, cease for any reason to constitute at least a majority thereof, unless the election, or nomination for election by the Company's shareholders, of any new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest (within the meaning of the term "election contest" under Rule 14a-11 under the Exchange Act or any successor rule or regulation promulgated under the Exchange Act) relating to the election of Directors of the Company).

     Notwithstanding the foregoing provisions of Section 7.3(iii), a "Change-in-Control" shall not be deemed to have occurred for purposes of Sections 7.3(iii) solely because (1) the Company, (2) an Affiliate, or (3) any employee stock ownership plan or any other employee benefit plan of the Company or any Affiliate either files or becomes obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report or item therein) under the Exchange Act disclosing beneficial ownership by it of 20% or more of the shares of the Company.

SECTION 8.  UNFUNDED PLAN.

     The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A Grant represents a contractual obligation of the Company to deliver shares to a Director as provided herein. The Company has not segregated or earmarked any shares or any of the Company's assets for the benefit of a Director or his/her beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so. The Director and his/her beneficiary or estate shall have only an unsecured, contractual right against the Company for the Grant hereunder, and such right shall not be deemed superior to the right of any other creditor. Grants shall not be deemed to constitute any options or rights to purchase Stock.

SECTION 9.  AMENDMENT AND TERMINATION.

     The Plan may be amended at any time by the Board of Directors; provided that, except as provided in Section 4.2, the Board of Directors may not, without approval of the shareholders of the Company: (i) modify the number of shares with respect to which Units may be awarded under the Plan; (ii) modify the vesting requirements established under Section 6 or Section 7; or (iii) otherwise change the times at which, or the period within which, Shares may be delivered under the Plan. Any modification of any of the terms and provisions of the Plan, including this Section 9 shall not be made more than once every six months. The Plan shall terminate, except with respect to previously awarded Grants, upon the earlier of the following dates or events to occur:

     (a) when all the Shares available for issuance hereunder have been issued (or been made subject to a Grant of Units); or

     (b) April 30, 2001.

     Notwithstanding the foregoing, no termination of the Plan shall materially and adversely affect any rights of any Eligible Director under any Grant made pursuant to the Plan.

SECTION 10.  GENERAL PROVISIONS.

     10.1 No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director, nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

     10.2 Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut.

     10.3 No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company's creditors. To the extent that any Eligible Director of the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

     10.4 Listing of Shares and Related Matters. If at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

     10.5 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

     10.6 Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board, the Company and all other parties with respect thereto.

      10.7 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

151 Farmington Avenue
Hartford, Connecticut 06156

Printed on recycled paper.

                        AETNA LIFE AND CASUALTY COMPANY

         The undersigned appoints Wallace Barnes, William H. Donaldson and David M. Roderick, and each of them, the proxies of the undersigned,
P        with full power of substitution, to vote the shares of the undersigned
R        at the Annual Meeting of Shareholders of Aetna Life and Casualty
O        Company to be held April 29, 1994 and at any adjournment thereof, and
X        directs said proxies to vote as specified herein on the matters set
Y forth in the Notice of the meeting, and in their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

                                                            COMMON STOCK

                                                            See Reverse Side

        THIS PROXY IS SOLICITED ON BEHALF OF AETNA'S BOARD OF DIRECTORS.

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

                              FOR                    WITHHELD
1.  Election of
    Directors.               / /                      / /

For, except vote withheld from the following nominee(s):

- -------------------------------------------------------

NOMINEES:
Wallace Barnes, Ronald E. Compton,
John F. Donahue, William H. Donaldson,
Barbara Hackman Franklin, Earl G. Graves,
Gerald Greenwald, Michael H. Jordan,
Jack D. Kuehler, Frank R. O'Keefe, Jr.,
David M. Roderick.


                                                        FOR  AGAINST  ABSTAIN
2.  Approval of KPMG Peat Marwick
    as Independent Auditors.                            / /    / /      / /


3.  Approval of 1994                                    / /    / /    / /
    Stock Incentive Plan.

4.  Approval of 1994                                    / /    / /    / /
    Non-Employee Director
    Deferred Stock Plan.

                                        The signer hereby revokes all proxies
                                        heretofore given by the signer to
                                        vote at said meeting or any
                                        adjournments thereof.

                                        NOTE:  Please sign name(s) exactly as
                                        printed hereon.  Joint owners should
                                        each sign.  When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, or for a
                                        corporation, please give your title.


                                                                       , 1994
                                        -------------------------------


                                                                       , 1994
                                        -------------------------------
                                        SIGNATURE(S)               DATE

                        AETNA LIFE AND CASUALTY COMPANY

      The undersigned appoints Wallace Barnes, William H. Donaldson and David M. Roderick, and each of them, the proxies of the undersigned, with full
P     power of substitution, to vote the shares of the undersigned at the
R     Annual Meeting of Shareholders of Aetna Life and Casualty Company to be
O     held April 29, 1994 and at any adjournment thereof, and directs said
X     proxies to vote as specified herein on the matters set forth in the
Y Notice of the meeting, and in their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

                                                            COMMON STOCK

                                                            See Reverse Side

      THIS PROXY IS SOLICITED ON BEHALF OF AETNA'S BOARD OF DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

                              FOR                    WITHHELD
1.  Election of
    Directors.               / /                      / /

For, except vote withheld from the following nominee(s):

- -------------------------------------------------------

NOMINEES:
Wallace Barnes, Ronald E. Compton,
John F. Donahue, William H. Donaldson,
Barbara Hackman Franklin, Earl G. Graves,
Gerald Greenwald, Michael H. Jordan,
Jack D. Kuehler, Frank R. O'Keefe, Jr.,
David M. Roderick.


                                                        FOR  AGAINST  ABSTAIN
2.  Approval of KPMG Peat Marwick
    as Independent Auditors.                            / /    / /      / /


3.  Approval of 1994                                    / /    / /    / /
    Stock Incentive Plan.

4.  Approval of 1994                                    / /    / /    / /
    Non-Employee Director
    Deferred Stock Plan.

                                        NOTE:  Please sign name(s) exactly as
                                        printed hereon.  Joint owners should
                                        each sign.  When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, or for a
                                        corporation, please give your title.

                                                                        , 1994
                                        -------------------------------


                                                                         , 1994
                                        -------------------------------
                                        SIGNATURE(S)               DATE

                        AETNA LIFE AND CASUALTY COMPANY

TO:        PARTICIPANTS IN THE INCENTIVE SAVINGS PLAN OF
           AETNA LIFE AND CASUALTY COMPANY

The Incentive Savings Plan Committee has instructed Shawmut Bank Connecticut, N.A., the Trustee under the Incentive Savings Plan (the Plan), to solicit your instructions on how to vote the shares of Aetna Common Capital Stock without par value held by the Trustee on your behalf in accordance with the terms of the Plan and to vote those shares in accordance with your instructions at the Annual Meeting of Shareholders of Aetna Life and Casualty Company to be held on April 29, 1994 and at any adjournment thereof. Please indicate, by checking the appropriate box, how you want these shares voted by the Trustee and return this card to the Trustee by April 22, 1994 in the envelope provided. THESE SHARES WILL BE VOTED BY THE TRUSTEE IN ACCORDANCE WITH THE INSTRUCTIONS OF THE ISP PARTICIPANTS WHO DO VOTE IF YOU FAIL TO INDICATE YOUR VOTING INSTRUCTIONS, FAIL TO RETURN THE CARD BY APRIL 22, OR DO NOT SIGN THE CARD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.

1. ELECTION OF DIRECTORS. Nominees: Wallace Barnes, Ronald E. Compton, John F. Donahue, William H. Donaldson, Barbara Hackman
       Franklin, Earl G. Graves, Gerald Greenwald, Michael H. Jordan, Jack D. Kuehler, Frank R. O'Keefe, Jr., David M. Roderick.

       (Mark only one)

       FOR all nominees listed above (except to withhold authority to
- ----   vote for particular nominees, write those nominees' names in the space provided here).

- --------------------------------------------------------------------


       WITHHOLD AUTHORITY to vote for all nominees.
- ----
                (Continued, and to be signed, on the other side)

2.  Approval of KPMG Peat Marwick
    as Independent Auditors ...............        FOR     AGAINST     ABSTAIN
                                               ----    ----        ----

3.  Approval of 1994 Stock Incentive Plan..        FOR     AGAINST     ABSTAIN
                                               ----    ----        ----

4.  Approval of 1994 Non-Employee
    Director Deferred Stock Plan...........        FOR     AGAINST     ABSTAIN
                                               ----    ----        ----


DATED:                , 1994
        -------------       -----------------------------------------
                            (Please sign exactly as your name appears below.)

THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF AETNA'S BOARD OF DIRECTORS.